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                                     (LOGO)



                                      IRA
                              DISCLOSURE STATEMENT
                                       &
                               ADOPTION AGREEMENT
                                    LONGLEAF
                                 PARTNERS FUNDS

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                              INVESTMENT COUNSEL:
                      SOUTHEASTERN ASSET MANAGEMENT, INC.
                                  MEMPHIS, TN

                           PLAN ADMINISTRATIVE AGENT:
                                   PFPC INC.
                                WESTBOROUGH, MA

                                    TRUSTEE:
                        STATE STREET BANK AND TRUST CO.
                                   BOSTON, MA

                               TABLE OF CONTENTS

INTRODUCTION
  Investments...............................................   1
  Investment Minimums.......................................   1
  What's New in the World of IRAs?..........................   1
  What's in This Kit?.......................................   1
  What's the Difference Between a Traditional IRA and a Roth
    IRA.....................................................   2
  Is a Roth IRA or a Traditional IRA Right for Me?..........   4
  SEPs and SIMPLEs..........................................   4
  Instructions for Opening Your Account.....................   4

PART ONE: DESCRIPTION OF TRADITIONAL IRAS
  Your Traditional IRA......................................   6
  Eligibility...............................................   6
  Contributions.............................................   6
  Transfers/Rollovers.......................................   9
  Withdrawals...............................................  11

PART TWO: DESCRIPTION OF ROTH IRAS
  Your Roth IRA.............................................  13
  Eligibility...............................................  14
  Contributions.............................................  14
  Roth IRA Contribution Limits..............................  15
  Conversion of Existing Traditional IRA....................  17
  Transfers/Rollovers.......................................  19
  Withdrawals...............................................  19

PART THREE: RULES FOR ALL IRAS (TRADITIONAL AND ROTH)
  General Information.......................................  25
  Investments...............................................  25
  Fees and Expenses.........................................  26
  Tax Matters...............................................  26
  Account Termination.......................................  27
  IRA Documents.............................................  28

INDIVIDUAL RETIREMENT ACCOUNT TRUST AGREEMENT
  Part One: Provisions Applicable to Traditional IRAs.......  29
  Part Two: Provisions Applicable to Roth IRAs..............  31
  Part Three: Provisions Applicable to Both Traditional &
    Roth IRAs...............................................  32

FORMS
  Retirement Account Application..............  Inside Back Cover
  IRA Transfer & Conversion Form..............  Inside Back Cover

LONGLEAF PARTNERS FUNDS
UNIVERSAL IRA INFORMATION KIT

INTRODUCTION
------------
INVESTMENTS

The Longleaf Partners Funds, managed by Southeastern Asset Management, are the sponsors of this IRA. All investments must be made in Longleaf Partners Fund, Longleaf Partners International Fund, Longleaf Partners Realty Fund, Longleaf Partners Small-Cap Fund and any other mutual funds formed by the Longleaf Partners Funds. The Longleaf Partners Small-Cap Fund is closed to new investors.

INVESTMENT MINIMUMS

The minimum initial investment for Traditional IRA accounts and Roth IRA accounts in all of the Longleaf Partners Funds is $10,000, which must be satisfied primarily by transferring assets from another IRA, Converting a Traditional IRA to a Roth IRA or rolling over assets from a qualified retirement plan. The Longleaf Partners Funds will not accept Roth IRA contribution accounts until they meet our $10,000 investment minimum.

WHAT'S NEW IN THE WORLD OF IRAS?

An Individual Retirement Account ("IRA") has always provided an attractive means to save money for the future on a tax-advantaged basis. Recent changes to Federal tax law have now made the IRA an even more flexible investment and savings vehicle. Among the changes is the creation of the Roth Individual Retirement Account ("Roth IRA"), which was first available for use starting January 1, 1998. Under a Roth IRA, the earnings and interest on an individual's nondeductible contributions grow without being taxed, and distributions may be tax-free under certain circumstances. Most taxpayers (except for those with very high income levels) will be eligible to contribute to a Roth IRA. A Roth IRA can be used instead of a Traditional IRA, to replace an existing Traditional IRA, or complement a Traditional IRA you wish to continue maintaining.

Taxpayers with adjusted gross income of up to $100,000 are eligible to convert existing Traditional IRAs into Roth IRAs. If you convert early in a year and later turn out to be ineligible because your gross income exceeds $100,000 (or for other reasons you wish to reverse the conversion), you can "recharacterize" the conversion by transferring the amount in the converted Roth IRA back to a Traditional IRA. The details on conversion (and recharacterization) are found later in this booklet.

Other IRA changes effective starting in 1998 are as follows: First, Congress increased the income levels at which IRA holders who participate in employer-sponsored retirement plans can make deductible Traditional IRA contributions. Also the rules for deductible contributions by an IRA holder whose spouse is a participant in an employer-sponsored retirement plan have been liberalized. Second, the 10% penalty tax for premature withdrawals (before age 59 1/2) will no longer apply in the case of withdrawals to pay certain higher education expenses or certain first-time homebuyer expenses. Also starting in the year 2000, the 10% penalty tax will not apply to any amount distributed to the IRS under a levy for unpaid taxes.

WHAT'S IN THIS KIT?

In this Kit you will find detailed information about Roth IRAs and about the changes that have been made to Traditional IRAs. You will also find everything you need to establish and maintain either a Traditional or Roth IRA, or to convert all or part of an existing Traditional IRA to a Roth IRA.

The first section of this Kit contains the instructions and forms you will need to open a new Traditional or Roth IRA, to transfer from another IRA to a State Street Bank and Trust IRA, or to convert a Traditional IRA to a Roth IRA.

The second section of this Kit contains our Universal IRA Disclosure Statement. The Disclosure Statement is divided into three parts:

 - Part One describes the basic rules and benefits which are specifically applicable to your Traditional IRA.

 - Part Two describes the basic rules and benefits which are specifically applicable to your Roth IRA.

 - Part Three describes important rules and information applicable to all IRAs.

The third section of this Kit contains the Universal IRA Trust Agreement. The Trust Agreement is also divided into three parts:

 - Part One contains provisions specifically applicable to Traditional IRAs.

 - Part Two contains provisions specifically applicable to Roth IRAs.

 - Part Three contains provisions applicable to all IRAs (Traditional and Roth).

This Universal Individual Retirement Trust Account Kit contains information and forms for both Traditional IRAs and Roth IRAs. However, you may use the Adoption Agreement in this Kit to establish only one Traditional IRA or one Roth IRA; separate Adoption Agreements must be completed if you want to establish multiple (Roth or Traditional) IRA accounts.

WHAT'S THE DIFFERENCE BETWEEN A TRADITIONAL IRA AND A ROTH IRA?

With a Traditional IRA, an individual can contribute up to $2,000 per year and may be able to deduct the contribution from taxable income, reducing current income taxes. Taxes on investment growth and dividends are deferred until the money is withdrawn. Withdrawals are taxed as additional ordinary income when received. Nondeductible contributions, if any, are withdrawn tax-free. Withdrawals before age 59 1/2 are assessed a 10% penalty in addition to income tax, unless an exception applies.

With a Roth IRA, the contribution limits are essentially the same as Traditional IRAs, but there is no tax deduction for contributions. All dividends and investment growth in the account are tax-free. Most important with a Roth IRA: there is no income tax on qualified withdrawals from your Roth IRA. Additionally, unlike a Traditional IRA, there is no rule against making contributions to Roth IRAs after turning age 70 1/2, and there's no requirement that you begin making minimum withdrawals at that age.

The following chart highlights some of the major differences between a Traditional IRA and a Roth IRA:

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    CHARACTERISTICS            TRADITIONAL IRA                     ROTH IRA
 -------------------------------------------------------------------------------------
 ELIGIBILITY            - Individuals (and their        - Individuals (and their
                          spouses) who receive            spouses) who receive
                          compensation                    compensation
                        - Individuals age 70 1/2 and    - Individuals age 70 1/2 and
                          over may not contribute         over may contribute
 -------------------------------------------------------------------------------------
 TAX TREATMENT OF       - Subject to limitations,       - No deduction permitted for
   CONTRIBUTIONS          contributions are deductible    amounts contributed
 -------------------------------------------------------------------------------------
 CONTRIBUTION LIMITS    - Individuals may contribute    - Individuals may generally
                          up to $2,000 annually (or       contribute up to $2,000 (or
                          100% of compensation, if        100% of compensation, if
                          less)                           less)
                        - Deductibility depends on      - Ability to contribute phases
                          income level for individuals    out at income levels of
                          who are active participants     $95,000 to $110,000
                          in an employer-sponsored        (individual taxpayer) and
                          retirement plan                 $150,000 to $160,000
                                                          (married taxpayers)
                                                        - Overall limit for
                                                          contributions to Traditional
                                                          and Roth IRAs (but not
                                                          including SEP or SIMPLE
                                                          IRAs) is $2,000 annually (or
                                                          100% of compensation, if
                                                          less)
 -------------------------------------------------------------------------------------
 EARNINGS               - Earnings and interest are     - Earnings and interest are
                          not taxed when received by      not taxed when received by
                          your IRA                        your IRA
 -------------------------------------------------------------------------------------
 ROLLOVER/CONVERSIONS   - Individual may rollover       - Rollovers from other IRAs
                          amounts held in employer-       only
                          sponsored retirement          - Amounts rolled over (or
                          arrangements (401(k), SEP       converted) from another IRA
                          IRA, etc.) tax free to          are subject to income tax in
                          Traditional IRA                 the year rolled over or
                                                          converted
                                                        - Tax on amounts rolled over
                                                          or converted in 1998 may be
                                                          spread over four year period
                                                          (1998-2001)
 -------------------------------------------------------------------------------------
 WITHDRAWALS            - Total (principal + earnings)  - Not taxable as long as a
                          taxable as income in year       qualified distribution--
                          withdrawn (except for any       generally, account open for
                          prior non-deductible            5 years, and age 59 1/2
                          contributions)                - Minimum withdrawals NOT
                        - Minimum withdrawals must        REQUIRED after age 70 1/2
                          begin after age 70 1/2
 -------------------------------------------------------------------------------------

IS A ROTH OR A TRADITIONAL IRA RIGHT FOR ME?

We cannot act as your legal or tax adviser and so we cannot tell you which kind of IRA is right for you. The information contained in this Kit is intended to provide you with the basic information and material you will need if you decide whether a Traditional or Roth IRA is better for you, or if you want to convert an existing Traditional IRA to a Roth IRA. We suggest that you consult with your accountant, lawyer or other tax adviser, or with a qualified financial planner, to determine whether you should open a Traditional or Roth IRA or convert any or all of an existing Traditional IRA to a Roth IRA. Your tax adviser can also advise you as to the state tax consequences that may affect whether a Traditional or Roth IRA is right for you.

SEPS AND SIMPLES

The State Street Bank Traditional IRA may be used in connection with a simplified employee pension (SEP) plan maintained by your employer. To establish a Traditional IRA as part of your Employer's SEP plan, complete the Adoption Agreement for a Traditional IRA, indicating in the proper box that the IRA is part of a SEP plan. A Roth IRA should not be used in connection with a SEP plan.

A Roth IRA may not be used as part of an employer SIMPLE IRA plan. (However, after two years amounts contributed to a SIMPLE IRA may be converted to a Roth IRA.) A Traditional IRA may be used, but only after an individual has been participating for two or more years (for the first two years, only a special SIMPLE IRA may be used). SIMPLE IRA plans were added by the 1996 tax law to provide an easy and inexpensive way for small employers to provide retirement benefits for their employees. If you are interested in a SIMPLE IRA plan at your place of employment, call or write to the number or address given at the end of the Disclosure Statement portion of this Kit.

OTHER POINTS TO NOTE

The Disclosure Statement in this Kit provides you with the basic information that you should know about State Street Bank and Trust Company Traditional IRAs and Roth IRAs. The Disclosure Statement provides general information about the governing rules for these IRAs and the benefits and features offered through each type of IRA. However, the State Street Bank and Trust Company Adoption Agreement and the Trust Agreement, are the primary documents controlling the terms and conditions of your personal State Street Bank and Trust Company Traditional or Roth IRA, and these shall govern in the case of any difference with the Disclosure Statement.

You or your when used throughout this Kit refer to the person for whom the State Street Bank and Trust Company Traditional or Roth IRA is established. A Roth IRA is either a State Street Bank and Trust Company Roth IRA or any Roth IRA established by any other financial institution. A Traditional IRA is any non-Roth IRA offered by State Street Bank and Trust Company or any other financial institution.

LONGLEAF PARTNERS FUNDS
STATE STREET BANK AND TRUST COMPANY
UNIVERSAL INDIVIDUAL RETIREMENT TRUST ACCOUNT

INSTRUCTIONS FOR OPENING YOUR TRADITIONAL IRA OR ROTH IRA

 1. Read carefully the applicable sections of the Universal IRA Disclosure Statement contained in this Kit, the Traditional or Roth Individual Retirement Trust Account document (as applicable), the Adoption Agreement, and the prospectus(es) for any Fund(s) you are considering. Consult your lawyer or other tax adviser if you have any questions about how opening a Traditional IRA or Roth IRA will affect your financial and tax situation.

    This Universal Individual Retirement Trust Account Kit contains information and forms for both Traditional IRAs and Roth IRAs. However, you may use the Retirement Account Application to establish only one Traditional IRA or one Roth IRA; separate Retirement Account Applications must be completed if you want to establish multiple (Roth or Traditional) IRA accounts.

 2. Complete the Retirement Account Application.

 3. If you are transferring assets from an existing IRA to this IRA, complete the IRA Transfer & Conversion Form.

 4. Check to be sure you have properly completed all necessary forms. Your Traditional IRA or Roth IRA cannot be accepted without the properly completed documents.

All checks should be payable to "LONGLEAF PARTNERS FUNDS." Please include detailed instructions showing the particular Fund and account that you are investing in.

Send the completed forms and checks to:

LONGLEAF PARTNERS FUNDS
P. O. Box 9694
Providence, RI 02940-9694

STATE STREET BANK AND
TRUST COMPANY
UNIVERSAL INDIVIDUAL
RETIREMENT ACCOUNT
DISCLOSURE STATEMENT

PART ONE: DESCRIPTION OF TRADITIONAL IRAS
----------------------------------------

SPECIAL NOTE

Part One of the Disclosure Statement describes the rules applicable to Traditional IRAs beginning January 1, 1998.

IRAs described in these pages are called "Traditional IRAs" to distinguish them from the new "Roth IRAs" first available in 1998. Roth IRAs are described in Part Two of this Disclosure Statement. Contributions to a Roth IRA are not deductible (regardless of your AGI), but withdrawals that meet certain requirements are not subject to federal income tax, so that dividends and investment growth on amounts held in the Roth IRA can escape federal income tax. Please see Part Two of this Disclosure Statement if you are interested in learning more about Roth IRAs.

Traditional IRAs described in this Disclosure Statement may be used as part of a simplified employee pension (SEP) plan maintained by your employer. Under a SEP your employer may make contributions to your Traditional IRA, and these contributions may exceed the normal limits on Traditional IRA contributions. This Disclosure Statement does not describe IRAs established in connection with a SIMPLE IRA program maintained by your employer. Employers provide special explanatory materials for accounts established as part of a SIMPLE IRA program. Traditional IRAs may be used in connection with a SIMPLE IRA program, but for the first two years of participation a special SIMPLE IRA (not a Traditional
IRA) is required.

----------------------------------------

YOUR TRADITIONAL IRA

This section contains information about your Traditional Individual Retirement Trust Account with State Street Bank and Trust Company as Trustee. A Traditional IRA gives you several tax benefits. Earnings on the assets held in your Traditional IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your Traditional IRA contribution on your federal income tax return. State income tax treatment of your Traditional IRA may differ from federal treatment; ask your state tax department or your personal tax adviser for details.

Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Traditional IRA, investments and prohibited transactions, fees and expenses, and certain tax requirements.
----------------------------------------

ELIGIBILITY

WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR A TRADITIONAL IRA?

You are eligible to establish and contribute to a Traditional IRA for a year if:

 - You received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

 - You did not reach age 70 1/2 during the year.

CAN I CONTRIBUTE TO A TRADITIONAL IRA FOR MY SPOUSE?

For each year before the year when your spouse attains age 70 1/2, you can contribute to a separate Traditional IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal IRA." To make a contribution to a Traditional IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal IRA, your spouse must set up a different Traditional IRA, separate from yours, to which you contribute.
----------------------------------------

CONTRIBUTIONS

WHEN CAN I MAKE CONTRIBUTIONS TO A TRADITIONAL IRA?

You may make a contribution to your existing Traditional IRA or establish a new Traditional IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

HOW MUCH CAN I CONTRIBUTE TO MY TRADITIONAL IRA?

For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed). However, under the tax laws, all or a portion of your contribution may not be deductible.

If you and your spouse have spousal Traditional IRAs, each spouse may contribute up to $2,000 to his or her IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess of the other spouse's compensation over the other spouse's IRA contribution. However, the maximum contribution to either spouse's Traditional IRA is $2,000 for the year.

If you (or your spouse) establish a new Roth IRA and make contributions to both your Traditional IRA and a Roth IRA, the combined limit on contributions to both your (or your spouse's) Traditional IRA and Roth IRA for a single calendar year is $2,000.

HOW DO I KNOW IF MY CONTRIBUTION IS TAX DEDUCTIBLE?

The deductibility of your contribution depends upon whether you are an active participant in any employer-sponsored retirement plan. If you are not an active participant, the entire contribution to your Traditional IRA is deductible.

If you are an active participant in an employer-sponsored plan, your Traditional IRA contribution may still be completely or partly deductible on your tax return. This depends on the amount of your income (see below).

Similarly, the deductibility of a contribution to a Traditional IRA for your spouse depends upon whether your spouse is an active participant in any employer-sponsored retirement plan. If your spouse is not an active participant, the contribution to your spouse's Traditional IRA will be deductible. If your spouse is an active participant, the Traditional IRA contribution will be completely, partly or not deductible depending upon your combined income.

An exception to the preceding rules applies to high-income married taxpayers, where one spouse is an active participant in an employer-sponsored retirement plan and the other spouse is not. A contribution to the non-active participant spouse's Traditional IRA will be only partly deductible starting at an adjusted gross income level on the joint tax return of $150,000, and the deductibility will be phased out as described below over the next $10,000 so that there will be no deduction at all with an adjusted gross income level of $160,000 or higher.

HOW DO I DETERMINE MY OR MY SPOUSE'S "ACTIVE PARTICIPANT" STATUS?

Your (or your spouse's) Form W-2 should indicate if you (or your spouse) were an active participant in an employer-sponsored retirement plan for a year. If you have a question, you should ask your employer or the plan administrator.

In addition, regardless of income level, your spouse's "active participant" status will not affect the deductibility of your contributions to your Traditional IRA if you and your spouse file separate tax returns for the taxable year and you lived apart at all times during the taxable year.

WHAT ARE THE DEDUCTION RESTRICTIONS FOR ACTIVE PARTICIPANTS?

If you (or your spouse) are an active participant in an employer plan during a year, the contribution to your Traditional IRA (or your spouse's Traditional
IRA) may be completely, partly or not deductible depending upon your filing status and your amount of adjusted gross income ("AGI"). If AGI is any amount up to the lower limit, the contribution is deductible. If your AGI falls between the lower limit and the upper limit, the contribution is partly deductible. If your AGI falls above the upper limit, the contribution is not deductible.
----------------------------------------

FOR ACTIVE PARTICIPANTS
-- 2000

  ADJUSTED GROSS INCOME (AGI) LEVEL

-------------------------------------------------
     IF YOU ARE      IF YOU ARE       THEN YOUR
       SINGLE          MARRIED       TRADITIONAL
                   FILING JOINTLY        IRA
                                     CONTRIBUTION
                                          IS
-------------------------------------------------
       Up to            Up to           Fully
    Lower Limit      Lower Limit      Deductible
      ($32,000        ($52,000
     for 2000)        for 2000)
-------------------------------------------------
     More than        More than         Partly
    Lower Limit      Lower Limit      Deductible
      but less        but less
        than            than
    Upper Limit      Upper Limit
      ($42,000        ($62,000
     for 2000)        for 2000)
-------------------------------------------------
    Upper Limit      Upper Limit         Not
      or more          or more        Deductible
-------------------------------------------------

The Lower Limit and the Upper Limit change for years beginning in 1999. The Lower Limit and Upper Limit for these years are shown in the following table. Substitute the correct Lower Limit and Upper Limit in the table above to determine deductibility in any particular year. (Note: if you are married but filing separate returns, your

Lower Limit is always zero and your Upper Limit is always $10,000).

                        TABLE OF LOWER AND UPPER LIMITS

---------------------------------------------
                                MARRIED
            SINGLE           FILING JOINTLY
---------------------------------------------
        LOWER     UPPER     LOWER     UPPER
YEAR    LIMIT     LIMIT     LIMIT     LIMIT
-----
1999   $31,000   $41,000   $51,000   $ 61,000
2000   $32,000   $42,000   $52,000   $ 62,000
2001   $33,000   $43,000   $53,000   $ 63,000
2002   $34,000   $44,000   $54,000   $ 64,000
2003   $40,000   $50,000   $60,000   $ 70,000
2004   $45,000   $55,000   $65,000   $ 75,000
2005   $50,000   $60,000   $70,000   $ 80,000
2006   $50,000   $60,000   $75,000   $ 85,000
2007
  and
later  $50,000   $60,000   $80,000   $100,000
-----

HOW DO I CALCULATE MY DEDUCTION IF I FALL IN THE "PARTLY DEDUCTIBLE" RANGE?

If your AGI falls in the partly deductible range, you must calculate the portion of your contribution that is deductible. To do this, multiply your contribution by a fraction. The numerator is the amount by which your AGI exceeds the lower limit. The denominator is $10,000 (note that the denominator for married joint filers is $20,000 starting in 2007). Subtract this from your contribution and then round down to the nearest $10. When you fall in the "partly deductible" range, the deductible amount is the greater of the amount calculated or $200 (provided you contribute at least $200). If your contribution is less than $200, then the entire contribution is deductible.

For example, assume that you make a $2,000 contribution to your Traditional IRA in 1998, a year in which you are an active participant in your employer's retirement plan. Also assume that your AGI is $57,555 and you are married, filing jointly. You would calculate the deductible portion of your contribution this way:

  1. The amount by which your AGI exceeds the lower limit of the partly deductible range:

                            ($57,555 - $50,000) = $7,555

  2. Divide this by $10,000:

            $ 7,555  = 0.7555
            -------
            $10,000

  3. Multiply this by your contribution limit:

                              0.7555 X $2,000 = $1,511

  4. Subtract this from your contribution:

                              ($2,000 - $1,551) = $489

  5. Round this down to the nearest $10: = $480

  6. Your deductible contribution is the greater of this amount or $200.

Even though part or all of your contribution is not deductible, you may still contribute to your Traditional IRA (and your spouse may contribute to your spouse's Traditional IRA) up to the limit on contributions. When you file your tax return for the year, you must designate the amount of non-deductible contributions to your Traditional IRA for the year. See IRS Form 8606.

HOW DO I DETERMINE MY AGI?

AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

WHAT HAPPENS IF I CONTRIBUTE MORE THAN ALLOWED TO MY TRADITIONAL IRA?

The maximum contribution you can make to a Traditional IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an "excess contribution." The excess is calculated using your contribution limit, not the deductible limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

HOW CAN I CORRECT AN EXCESS CONTRIBUTION?

Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution.

Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age
59 1/2.

WHAT HAPPENS IF I DON'T CORRECT THE EXCESS CONTRIBUTION BY THE TAX RETURN DUE DATE?

Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

Under limited circumstances, you may correct an excess contribution after tax filing time by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be includible in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all Traditional IRAs do not exceed $2,000 and (2) you did not take a deduction for the excess amount (or you file an amended return (Form 1040X) which removes the excess deduction).

HOW ARE EXCESS CONTRIBUTIONS TREATED IF NONE OF THE PRECEDING RULES APPLY?

Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includible in taxable income and may be subject to a 10% premature withdrawal penalty. No deduction will be allowed for the excess contribution for the year in which it is made.

Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum contribution amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.

ARE THE EARNINGS ON MY TRADITIONAL IRA FUNDS TAXED?

Any dividends on or growth of the investments held in your Traditional IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Traditional IRA is revoked (this is described in Part Three of this Disclosure Statement).
----------------------------------------

TRANSFERS/ROLLOVERS

CAN I TRANSFER OR ROLL OVER A DISTRIBUTION I RECEIVE FROM MY EMPLOYER'S RETIREMENT PLAN INTO A TRADITIONAL IRA?

Almost all distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) are eligible for rollover to a Traditional IRA. The main exceptions are

 - payments over the lifetime or life expectancy of the participant (or participant and a designated beneficiary),

 - installment payments for a period of 10 years or more,

 - required distributions (generally the rules require distributions starting at age 70 1/2 or for certain employees starting at retirement, if later),

 - payments of employee after-tax contributions, and

 - hardship withdrawals from a 401(k) plan or a 403(b) arrangement.

If you are eligible to receive a distribution from a tax qualified retirement plan as a result of, for example, termination of employment, plan discontinuance, or retirement, all or part of the distribution may be transferred directly into your Traditional IRA. This is a called a "direct rollover." Or, you may receive the distribution and make a regular rollover to your Traditional IRA within 60 days. By making a direct rollover or a regular rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your Traditional IRA.

The maximum amount you may roll over is the amount of employer contributions and earnings distributed. You may not roll over any after-tax employee contributions you made to the employer retirement plan. If you are over age 70 1/2 and are required to take minimum distributions under the tax laws, you may not roll over any amount required to be distributed to you under the minimum distribution rules. Also, if you are receiving periodic payments over your or your and your designated beneficiary's life expectancy or for a period of at least 10 years, you may not roll over these payments. A rollover to a Traditional IRA must be completed within 60 days after the distribution from the employer retirement plan to be valid.

NOTE: A qualified plan administrator or 403(b) sponsor MUST WITHHOLD 20% OF YOUR DISTRIBUTION for federal income taxes UNLESS you elect a direct rollover. Your plan or 403(b) sponsor is required to provide you with information about direct and regular rollovers and withholding taxes before you receive your distribution and must comply with your directions to make a direct rollover.

The rules governing rollovers are complicated. Be sure to consult your tax adviser or the IRS if you have a question about rollovers.

ONCE I HAVE ROLLED OVER A PLAN DISTRIBUTION INTO A TRADITIONAL IRA, CAN I SUBSEQUENTLY ROLL OVER INTO ANOTHER EMPLOYER'S QUALIFIED RETIREMENT PLAN?

Yes. Part or all of an eligible distribution received from a qualified plan may be transferred from the Traditional IRA holding it to another qualified plan. However, the Traditional IRA must have no assets other than those which were previously distributed to you from the qualified plan. Specifically, the Traditional IRA cannot contain any annual contributions by you (or your spouse). Also, the new qualified plan must accept rollovers. Similar rules apply to Traditional IRAs established with rollovers from 403(b) arrangements.

CAN I MAKE A ROLLOVER FROM MY TRADITIONAL IRA TO ANOTHER TRADITIONAL IRA?

You may make a rollover from one Traditional IRA to another Traditional IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Traditional IRA. After making such a regular rollover from one Traditional IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Traditional IRA trustee to transfer amounts directly to another Traditional IRA trustee; such a direct transfer does not count as a rollover.)

WHAT HAPPENS IF I COMBINE ROLLOVER CONTRIBUTIONS WITH MY ANNUAL CONTRIBUTIONS IN ONE IRA?

If you wish to make both a normal annual contribution and a rollover contribution, you may wish to open two separate Traditional IRAs by completing two Adoption Agreements and two sets of forms. You should consult a tax adviser before making your annual contribution to the Traditional IRA you established with rollover contributions (or make a rollover contribution to the Traditional IRA to which you make your annual contributions). This is because combining your annual contributions and rollover contributions originating from an employer plan distribution would prohibit any future rollover out of the Traditional IRA into another qualified plan. If despite this, you still wish to combine a rollover contribution and the IRA holding your annual contributions, you should establish the account as an Annual Contributions IRA on the Adoption Agreement (not a Rollover IRA or Direct Rollover IRA) and make the contributions to that account. Each account must meet the Fund's $10,000 minimum initial investment, which must be satisfied primarily by transferring assets from another IRA.

HOW DO ROLLOVERS AFFECT MY CONTRIBUTION OR DEDUCTION LIMITS?

Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers are not deductible and they do not affect your deduction limits as described above.

WHAT ABOUT CONVERTING MY TRADITIONAL IRA TO A ROTH IRA?

The rules for converting a Traditional IRA to a Roth IRA, or making a rollover from a Traditional IRA to a Roth IRA, are described in Part Two.
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WITHDRAWALS

WHEN CAN I MAKE WITHDRAWALS FROM MY TRADITIONAL IRA?

You may withdraw from your Traditional IRA at any time. However, withdrawals before age 59 1/2 may be subject to a 10% penalty tax in addition to regular income taxes.

WHEN MUST I START MAKING WITHDRAWALS?

If you have not withdrawn the total amount held in your Traditional IRA by the April 1 following the year in which you reach 70 1/2 you must make minimum withdrawals in order to avoid penalty taxes. The rule allowing certain employees to postpone distributions from an employer qualified plan until actual retirement (even if this is after age 70 1/2 does not apply to Traditional IRAs.

The minimum withdrawal amount is determined by dividing the balance in your Traditional IRA (or IRAs) by your life expectancy or the combined life expectancy of you and your designated beneficiary. The minimum withdrawal rules are complex. Consult your tax adviser for assistance.

The penalty tax is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

HOW ARE WITHDRAWALS FROM MY TRADITIONAL IRA TAXED?

Amounts withdrawn by you are includible in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Amounts withdrawn may be subject to income tax withholding by the trustee unless you elect not to have withholding. See Part Three below for additional information on withholding. Lump sum withdrawals from a Traditional IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer retirement plans.

Since the purpose of a Traditional IRA is to accumulate funds for retirement, your receipt or use of any portion of your Traditional IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

The 10% penalty tax for early withdrawal will not apply if:

 - The distribution was a result of your death or disability.

 - The purpose of the withdrawal is to pay certain higher education expenses for yourself or your spouse, child, or grandchild. Qualifying expenses include tuition, fees, books, supplies and equipment required for attendance at a post-secondary educational institution. Room and board expenses may qualify if the student is attending at least half-time.

 - The withdrawal is used to pay eligible first-time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse, or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual did not have (or, if married, neither spouse had) an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal. (If there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

   There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

 - The distribution is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

   If there is an adjustment to the scheduled series of payments, the 10% penalty tax may apply. The 10% penalty will not apply if you make no change in the series of payments until the end of five years or until you reach age 59 1/2, whichever is later. If you make a change before then, the penalty will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your Traditional IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2.

 - The distribution does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2 % of your adjusted gross income for that year).

 - The distribution does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

 - Starting in the year 2000, the distribution is made pursuant to an IRS levy to pay overdue taxes.

HOW ARE NONDEDUCTIBLE CONTRIBUTIONS TAXED WHEN THEY ARE WITHDRAWN?

A withdrawal of nondeductible contributions (not including earnings) will be tax-free. However, if you made both deductible and nondeductible contributions to your Traditional IRA, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn which bears the same ratio as your total nondeductible Traditional IRA contributions bear to the total balance of all your Traditional IRAs (including rollover IRAs and SEPs, but not including Roth IRAs).

For example, assume that you made the following Traditional IRA contributions:

   Year   Deductible   Nondeductible
   ----   ----------   -------------
   1997     $2,000
   1998     $2,000
   1999     $1,000        $1,000
   2000                   $1,000
            ------        ------
            $5,000        $2,000

In addition assume that your Traditional IRA has total investment earnings through 2000 of $1,000. During the year you withdraw $500. Your total account balance as of 12-31-00 is $7,500 as shown below.

  Deductible Contributions                                                $5,000

  Nondeductible
  Contributions                                                           $2,000

  Earnings On IRA                                                         $1,000

  Less Withdrawal                                                          $ 500
----------------------------------------

  Total Account Balance
  as of 12/31/00                                                          $7,500

To determine the nontaxable portion of your withdrawal, the total withdrawal ($500) must be multiplied by a fraction. The numerator of the fraction is the total of all nondeductible contributions remaining in the account before the withdrawal ($2,000). The denominator is the total account bal-ance as of 12-31-00 ($7,500) plus the withdrawal ($500) or $8,000. The calculation is:

  Total Remaining
  Nondeductible                              $2,000 X $500
  Contributions                              $8,000
----------------------------------------
 Total Account Balance =                     $  125

Thus, $125 of the $500 withdrawal will not be included in your taxable income. The remaining $375 will be taxable for 2000. In addition, for future calculations the remaining nondeductible contribution total will be $2,000 minus $125, or $1,875.

A loss in your Traditional IRA investment may be deductible. You should consult your tax adviser for further details on the appropriate calculation for this deduction if applicable.

IS THERE A PENALTY TAX ON CERTAIN LARGE WITHDRAWALS OR ACCUMULATIONS IN MY IRA?

Earlier tax laws imposed a "success" penalty equal to 15% of withdrawals from all retirement accounts (including IRAs, 401(k) or other employer retirement plans, 403(b) arrangements and others) in a year exceeding a specified amount (initially $150,000 per year). Also, there was a 15% estate tax penalty on excess accumulations remaining in IRAs and other tax-favored arrangements upon your death. These 15% penalty taxes have been repealed.

Important: Please see Part Three which contains important information applicable to all State Street Bank and Trust Company IRAs.

PART TWO: DESCRIPTION OF ROTH IRAS
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SPECIAL NOTE

This section of the Disclosure Statement describes the rules generally applicable to Roth IRAs.

Roth IRAs were available for the first time in 1998. Contributions to a Roth IRA are not tax-deductible, but withdrawals that meet certain requirements are not subject to federal income taxes. This makes the dividends on and growth of the investments held in your Roth IRA tax-free for federal income tax purposes if the requirements are met.

Traditional IRAs, which have existed since 1975, are still available. Contributions to a Traditional IRA may be tax-deductible. Earnings and gains on amounts while held in a Traditional IRA are tax-deferred. Withdrawals are subject to federal income tax (except for prior after-tax contributions which may be recovered without additional federal income tax).

This section does not describe Traditional IRAs. If you wish to review information about Traditional IRAs, please see Part One of this Disclosure Statement.

This Disclosure Statement also does not describe IRAs established in connection with a SIMPLE IRA program or a Simplified Employee Pension (SEP) plan maintained by your employer. Roth IRAs may not be used in connection with a SIMPLE IRA program or a SEP plan.
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YOUR ROTH IRA

Your Roth IRA gives you several tax benefits. While contributions to a Roth IRA are not deductible, dividends on and growth of the assets held in your Roth IRA are not subject to federal income tax. Withdrawals by you from your Roth IRA are excluded from your income for federal income tax purposes if certain requirements (described below) are met. State income tax treatment of your Roth IRA may differ from federal treatment; ask your state tax department or your personal tax adviser for details.

Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Roth IRA, investments and prohibited transactions, fees and expenses and certain tax requirements.

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ELIGIBILITY

WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR A ROTH IRA?

You are eligible to establish and contribute to a Roth IRA for a year if you received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for Roth IRA purposes.

In contrast to a Traditional IRA, with a Roth IRA you may continue making contributions after you reach age 70 1/2.

CAN I CONTRIBUTE TO ROTH IRA FOR MY SPOUSE?

If you meet the eligibility requirements you can not only contribute to your own Roth IRA, but also to a separate Roth IRA for your spouse out of your compensation or earned income, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal Roth IRA." To make a contribution to a Roth IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal Roth IRA, your spouse must set up a different Roth IRA, separate from yours, to which you contribute.

Of course, if your spouse has compensation or earned income, your spouse can establish his or her own Roth IRA and make contributions to it in accordance with the rules and limits described in this Part Two of the Disclosure Statement.
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CONTRIBUTIONS

WHEN CAN I MAKE CONTRIBUTIONS TO A ROTH IRA?

You may make a contribution to your Roth IRA or establish a new Roth IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

HOW MUCH CAN I CONTRIBUTE TO MY ROTH IRA?

For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed).

Your Roth IRA limit is reduced by any contributions for the same year to a Traditional IRA. For example, assuming you have at least $2,000 in compensation or earned income, if you contribute $500 to your Traditional IRA for a year, your maximum Roth IRA contribution for that year will be $1,500. (Note: the Roth IRA contribution limit is not reduced by contributions made to either a SEP IRA or a SIMPLE IRA; salary reduction contributions by you are considered employer contributions for this purpose.)

If you and your spouse have spousal Roth IRAs, each spouse may contribute up to $2,000 to his or her Roth IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess the other spouse's compensation over the other spouse's Roth IRA contribution. However, the maximum contribution to either spouse's Roth IRA is $2,000 for the year.

As noted above, the spousal Roth IRA limits are reduced by any contributions for the same calendar year to a Traditional IRA maintained by you or your spouse.

For taxpayers with high income levels, the contribution limits may be reduced (see next page).

ARE CONTRIBUTIONS TO A ROTH IRA TAX DEDUCTIBLE?

Contributions to a Roth IRA are not deductible. This is a major difference between Roth IRAs and Traditional IRAs. Contributions to a Traditional IRA may be deductible on your federal income tax return depending on whether or not you are an active participant in an employer-sponsored plan and on your income level.

ARE THE EARNINGS ON MY ROTH IRA FUNDS TAXED?

Any dividends on or growth of investments held in your Roth IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Roth IRA is revoked. If the withdrawal qualifies as a tax-free withdrawal, amounts reflecting earnings or growth of assets in your Roth IRA will not be subject to federal income tax.

WHICH IS BETTER, A ROTH IRA OR A TRADITIONAL IRA?

This will depend upon your individual situation. A Roth IRA may be better if you are an active participant in an employer-sponsored plan and your adjusted gross income is too high to make a deductible IRA contribution (but not too high to make a Roth IRA contribution). Also, the benefits of a Roth IRA vs. a Traditional IRA may depend upon a number of other factors including: your current income tax bracket vs. your expected income tax bracket when you make withdrawals from your IRA, whether you expect to be able to make nontaxable withdrawals from your Roth IRA, how long you expect to leave your contributions in the IRA, how much you expect the IRA to earn in the meantime, and possible future tax law changes.

Consult a qualified tax or financial adviser for assistance on this question.

ARE THERE ANY RESTRICTIONS ON CONTRIBUTIONS TO MY ROTH IRA?

Taxpayers with very high income levels may not be able to contribute to a Roth IRA at all, or their contribution may be limited to an amount less than $2,000. This depends upon your filing status and the amount of your adjusted gross income (AGI). The following table shows how the contribution limits are restricted:
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ROTH IRA CONTRIBUTION LIMITS

  ADJUSTED GROSS INCOME (AGI) LEVEL

----------------------------------------------
                     IF YOU ARE
      IF YOU ARE      MARRIED
        SINGLE         FILING       THEN YOU
       TAXPAYER       JOINTLY       MAY MAKE
      -------------------------------------
        Up to          Up to          Full
       $95,000        $150,000    Contribution
      -------------------------------------
      More than      More than      Reduced
       $95,000        $150,000    Contribution
    but less than  but less than      (see
       $110,000       $160,000    explanation
                                     below)
      -------------------------------------
       $100,000       $160,000      Zero (no
        and up         and up     contribution)
----------------------------------------------

Note: If you are a married taxpayer filing separately, your maximum Roth IRA contribution limit phases out over the first $10,000 of adjusted gross income. If your AGI is $10,000 or more you may not contribute to a Roth IRA for the year.

HOW DO I CALCULATE MY LIMIT IF I FALL IN THE "REDUCED CONTRIBUTION" RANGE?

If your AGI falls in the reduced contribution range, you must calculate your contribution limit. To do this, multiply your normal contribution limit ($2,000 or your compensation if less) by a fraction. The numerator is the amount by which your AGI exceeds the lower limit of the reduced contribution range ($95,000 if single, or $150,000 if married filing jointly). The denominator is $15,000 (single taxpayers) or $10,000 (married filing jointly). Subtract this from your normal limit and then round down to the nearest $10. With AGI in the reduced contribution range, the contribution limit is the greater of the amount calculated or $200.

For example, assume that your AGI for the year is $157,555 and you are married, filing jointly. You would calculate your Roth IRA contribution limit this way:

 1. The amount by which your AGI exceeds the lower limit of the reduced contribution deductible range:

                          ($157,555 - $150,000) = $7,555

 2. Divide this by $10,000:

            $7,555   = 0.7555
            -------
            $10,000

 3. Multiply this by $2,000 (or your compensation for the year, if less):

                             0.7555 x $2,000 = $1,511

 4. Subtract this from your $2,000 limit:

                             ($2,000 - $1,551) = $489

 5. Round this down to the nearest $10 = $480

 6. Your contribution limit is the greater of this amount or $200.

Remember, your Roth IRA contribution limit of $2,000 is reduced by any contributions for the same year to a Traditional IRA. If you fall in the reduced contribution range, the reduction formula applies to the Roth IRA contribution limit left after subtracting your contribution for the year to a Traditional IRA.

HOW DO I DETERMINE MY AGI?

AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

There are two additional rules when calculating AGI for purposes of Roth IRA contribution limits. First, if you are making a deductible contribution for the year to a Traditional IRA, your AGI is not reduced by the amount of the deduction. Second, if you are converting a Traditional IRA to a Roth IRA in a year (see below), the amount includible in your income as a result of the conversion is not considered AGI when computing your Roth IRA contribution limit for the year.

WHAT HAPPENS IF I CONTRIBUTE MORE THAN ALLOWED TO MY ROTH IRA?

The maximum contribution you can make to a Roth IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. As noted above, your maximum is reduced by the amount of any contribution to a Traditional IRA for the same year and may be further reduced if you have high AGI. Any amount contributed to the Roth IRA above the maximum is considered an "excess contribution."

An excess contribution is subject to excise tax of 6% for each year it remains in the Roth IRA.

HOW CAN I CORRECT AN EXCESS CONTRIBUTION?

Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2 (unless an exception to the 10% penalty tax applies).

WHAT HAPPENS IF I DON'T CORRECT THE EXCESS CONTRIBUTION BY THE TAX RETURN DUE DATE?

Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includible in taxable income and may be subject to a 10% premature withdrawal penalty.

You may reduce the excess contributions by making a withdrawal equal to the excess. Earnings need not be withdrawn. To the extent that no earnings are withdrawn, the withdrawal will not be subject to income taxes or possible penalties for premature withdrawals before age 59 1/2. Excess contributions may also be corrected in a subsequent year to the extent that you contribute less than your Roth IRA contribution limit for the subsequent year. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years.
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CONVERSION OF EXISTING TRADITIONAL IRA

CAN I CONVERT AN EXISTING TRADITIONAL IRA INTO A ROTH IRA?

Yes, you can convert an existing Traditional IRA into a Roth IRA if you meet the eligibility requirements described below. Conversion may be accomplished in any of three ways: First, you can withdraw the amount you want to convert from your Traditional IRA and roll it over to a Roth IRA within 60 days. Second, you can establish a Roth IRA and then direct the trustee of your Traditional IRA to transfer the amount in your Traditional IRA you wish to convert to the new Roth IRA. Third, if you want to convert an existing Traditional IRA with State Street Bank as trustee to a Roth IRA, you may give us directions to convert; we will convert your existing account when the paperwork to establish your new Roth IRA is complete.

You are eligible to convert a Traditional IRA to a Roth IRA if, for the year of the conversion, your AGI is $100,000 or less. The same limit applies to married and single taxpayers, and the limit is not indexed to cost-of-living increases. Married taxpayers are eligible to convert a Traditional IRA to a Roth IRA only if they file a joint income tax return; married taxpayers filing separately are not eligible to convert. However, if you file separately and have lived apart from your spouse for the entire taxable year, you are considered not married, and the fact that you are filing separately will not prevent you from converting.

If you accomplish a conversion by withdrawing from your Traditional IRA and rolling over to a Roth IRA within 60 days, the requirements in the preceding sentence apply to the year of the withdrawal (even though the rollover contribution occurs in the following calendar year).

Caution; If you have reached age 70 1/2 by the year when you convert another non-Roth IRA you own to a Roth IRA, be careful not to convert any amount that would be a required minimum distribution under the applicable age 70 1/2 rules. Under current IRS regulations, required minimum distributions may not be converted.

WHAT HAPPENS IF I CHANGE MY MIND ABOUT CONVERTING?

You can undo a conversion by notifying the trustee or custodian of each IRA (the trustee of the first IRA--the Traditional IRA you converted--and the trustee of the second IRA--the Roth IRA that received the conversion). The amount you want to unconvert by transferring back to the first trustee is treated as if it had not been converted. This is called "recharacterization."

If you want to recharacterize a converted amount, you must do so before the due date (including any extensions you receive) for your federal income tax return for the year of the conversion. Any net income on the amount recharacterized must accompany it back to the Traditional IRA.

Under current IRS rules, you can recharacterize for any reason. For example, you would recharacterize if you converted early in a year and then turned out to be ineligible because your income was over the $100,000 limit. Also, if you convert and then recharacterize during a year, you can then convert to a Roth IRA a second time if you wish. Under the current IRS rules, there is no limit on the number of times you can convert, recharacterize and then convert again during a year, and no restrictions on the reasons for doing so. However, if you convert an amount more than twice in a year, any additional conversion transactions will be disregarded when determining the amount of income taxes you have to pay because of the conversion (see next column).

For example, suppose you converted a Traditional IRA with $100,000 in it to a Roth IRA early in 1998. You will owe income taxes on $100,000 (assuming the Traditional IRA held all taxable amounts). The market value of your Roth IRA declines to $80,000, so you recharacterize it back to a Traditional IRA, and then convert the Traditional IRA a second time to a Roth IRA. You will have to pay income taxes on $80,000 for the second conversion, rather than on $100,000. The value of the Roth IRA declines further and, in late 1998 the Roth IRA is worth $60,000, so you recharacterize back to a Traditional IRA and then convert it to a Roth IRA a third time. This last conversion is disregarded for income tax purposes, and you will still have to pay income taxes on $80,000 under this example.

Beginning January 1, 2000, however, only one conversion will be allowed in any taxable year. Please consult your tax professional for assistance.

Note: Conversions from a Traditional IRA to a Roth IRA that failed because you did not meet the eligibility requirements (more than $100,000 of AGI or married but not filing jointly) and which you then recharacterize do not count when applying these rules. Similarly, any conversions before November 1, 1998 do not count when applying these rules. (Caution: As you can see, these rules are very complex; be sure to consult a competent tax professional for assistance. Also, the limits on the number of conversions that will be recognized for income tax purposes apply for 1998 and 1999. The IRS may adopt different rules thereafter, or may change the foregoing rules to provide different limits on the number of conversions permitted or the acceptable reasons for recharacterizing--check with your tax adviser for the latest developments.)

Under current IRS rules, recharacterization is not restricted to amounts you converted from a Traditional IRA to a Roth IRA. You can, for example, make an annual contribution to a Traditional IRA and recharacterize it as a contribution to a Roth IRA, or vice versa. You must make the election to recharacterize by the due date for your tax return for the year and follow the procedures summarized above.

WHAT ARE THE TAX RESULTS FROM CONVERTING?

The taxable amount in your Traditional IRA you convert to a Roth IRA will be considered taxable income on your federal income tax return for the year of the conversion. All amounts in a Traditional IRA are taxable except for your prior non-deductible contributions to the Traditional IRA.

If you made the conversion during 1998, the taxable income is spread over four years. In other words, you would include one quarter of the taxable amount on your federal income tax return for 1998, 1999, 2000 and 2001. If you wanted to treat all the income as 1998 income (not spread over four years), you could have elected to do so on Form 8606 filed with your 1998 federal income tax return.

If you convert a Traditional IRA (or a SEP IRA or SIMPLE IRA -- see below) to a Roth IRA, under IRS rules income tax withholding will apply unless you elect not to have withholding. The Adoption Agreement or the Universal IRA Transfer of Assets Form has more information about withholding. However, withholding income taxes from the amount converted (instead of paying applicable income taxes from another source) may adversely affect the anticipated financial benefits of converting. Consult your financial adviser for more information.

CAN I CONVERT A SEP IRA OR SIMPLE IRA ACCOUNT TO A ROTH IRA?

If you have a SEP IRA as part of an employer simplified employee pension (SEP) program, or a SIMPLE IRA as part of an employer SIMPLE IRA program, you can convert the IRA to a Roth IRA. However, with a SIMPLE IRA account, this can be done only after the SIMPLE IRA account has been in existence for at least two years. You must meet the eligibility rules summarized above to convert.

SHOULD I CONVERT MY TRADITIONAL IRA TO A ROTH IRA?

Only you can answer this question, in consultation with your tax or financial advisers. A number of factors, including the following, may be relevant. Conversion may be advantageous if you expect to leave the converted funds on deposit in your Roth IRA for at least five years and to be able to withdraw the funds under circumstances that will not be taxable (see below). The benefits of converting will also depend on whether you expect to be in the same tax bracket when you withdraw from your Roth IRA as you are now. Also, conversion is based upon an assumption that Congress will not change the tax rules for withdrawals from Roth IRAs in the future, but this cannot be guaranteed.
----------------------------------------

TRANSFERS/ROLLOVERS

CAN I TRANSFER OR ROLL OVER A DISTRIBUTION I RECEIVE FROM MY EMPLOYER'S RETIREMENT PLAN INTO A ROTH IRA?

Distributions from qualified employer-sponsored retirement plans or 403(b) arrangements (for employees of tax-exempt employers) are not eligible for rollover or direct transfer to a Roth IRA. However, in certain circumstances it may be possible to make a direct rollover of an eligible distribution to a Traditional IRA and then to convert the Traditional IRA to Roth IRA. Consult your tax or financial adviser for further information on this possibility.

CAN I MAKE A ROLLOVER FROM MY ROTH IRA TO ANOTHER ROTH IRA?

You may make a rollover from one Roth IRA to another Roth IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Roth IRA. After making a rollover from one Roth IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Roth IRA trustee to transfer amounts directly to another Roth IRA trustee; such a direct transfer does not count as a rollover.)

HOW DO ROLLOVERS AFFECT MY ROTH IRA CONTRIBUTION LIMITS?

Rollover contributions, if properly made, do not count toward the maximum contribution. Also, you may make a rollover from one Roth IRA to another even during a year when you are not eligible to contribute to a Roth IRA (for example, because your AGI for that year is too high).
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WITHDRAWALS

WHEN CAN I MAKE WITHDRAWALS FROM MY ROTH IRA?

You may withdraw from your Roth IRA at any time. If the withdrawal meets the requirements discussed below, it is tax-free. This means that you pay no federal income tax even though the withdrawal includes earnings or gains on your contributions while they were held in your Roth IRA.

WHEN MUST I START MAKING WITHDRAWALS?

There are no rules on when you must start making withdrawals from your Roth IRA or on minimum required withdrawal amounts for any particular year during your lifetime. Unlike Traditional IRAs, you are not required to start making withdrawals from a Roth IRA by the April 1 following the year in which you reach age 70 1/2.

After your death, there are IRS rules on the timing and amount of distributions. In general, the amount in your Roth IRA must be distributed by the end of the fifth year after your death. However, distributions to a designated beneficiary that begin by the end of the year following the year of your death and that are paid over the life expectancy of the beneficiary satisfy the rules. Also, if your surviving spouse is your designated beneficiary, the spouse may defer the start of distributions until you would have reached age 70 1/2 had you lived.

WHAT ARE THE REQUIREMENTS FOR A TAX-FREE WITHDRAWAL?

To be tax-free, a withdrawal from your Roth IRA must meet two requirements. First, the Roth IRA must have been open for 5 or more years before the withdrawal. Second, at least one of the following conditions must be satisfied:

 - You are age 59 1/2 or older when you make the withdrawal.

 - The withdrawal is made by your beneficiary after you die.

 - You are disabled (as defined in IRS rules) when you make the withdrawal.

 - You are using the withdrawal to cover eligible first time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual did not have (or, if married, neither spouse had) an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal (if there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

For purposes of the 5-year rule, all your Roth IRAs are considered. As soon as the 5-year rule is satisfied for any Roth IRA, it is considered satisfied for all your Roth IRAs. For a Roth IRA that you started with annual contribution, the 5 year period starts with the year for which you make the initial annual contribution. For a Roth IRA that you set up with amounts rolled over or converted from a non-Roth IRA, the 5 year period begins with the year in which the conversion or rollover was made.

HOW ARE WITHDRAWALS FROM MY ROTH IRA TAXED IF THE TAX-FREE REQUIREMENTS ARE NOT MET?

If the qualified withdrawal requirements are not met, the tax treatment of a withdrawal depends on the character of the amounts withdrawn. To determine this, all your Roth IRAs (if you have more than one) are treated as one, including any Roth IRA you may have established with another Roth IRA trustee. Amounts withdrawn are considered to come out in the following order:

 - First, all annual contributions

 - Second, all conversion amounts (on a first-in, first-out basis)

 - Third, earnings (including dividends and gains)

A withdrawal treated as your own prior annual contribution amounts to your Roth IRA will not be considered taxable income in the year you receive it, nor will the 10% penalty apply. A withdrawal consisting of previously taxed conversion amounts also is not considered taxable income in the year of the withdrawal, and is also not subject to the 10% premature withdrawal penalty. To the extent that the nonqualified withdrawal consists of dividends or gains while your contributions were held in your Roth IRA, the withdrawal is includible in your gross income in the taxable year you receive it, and may be subject to the 10% withdrawal penalty.

As mentioned, for purposes of determining what portion of any withdrawal is includible in income, all of your Roth IRA accounts are considered as one single account. Therefore, withdrawals from Roth IRA accounts are not considered to be from earnings or interest until an amount equal to all prior annual contributions and, if applicable, all conversion amounts, made to all of an individual's Roth IRA accounts is withdrawn. The following example illustrates this:

A single individual contributes $1,000 a year to his State Street Bank and Trust Company Roth IRA account and $1,000 a year to the Brand X Roth IRA account over a period of ten years. At the end of 10 years his account balances are as follows:

                           PRINCIPAL
                         CONTRIBUTIONS   EARNINGS
                         -------------   --------
  State Street Bank
    Roth IRA                $10,000      $10,000
  Brand X Roth IRA          $10,000      $ 7,000
  -----------------------------------------------
  Total                     $20,000      $17,000

At the end of 10 years, this person has $37,000 in both Roth IRA accounts, of which $20,000 represents his contributions (aggregated) and $17,000 represents his earnings (aggregated). This individual, who is 40, withdraws the entire $17,000 from his Brand X Roth IRA (not a qualified withdrawal). We look to the aggregate amount of all principal contributions -- in this case $20,000 -to determine if the withdrawal is from contributions, and thus non-taxable. In this example, there is no ($0) taxable income as a result of this withdrawal because the $17,000 withdrawal is less than the total amount of aggregated contributions ($20,000). If this individual then withdrew $15,000 from his State Street Bank Roth IRA, $3,000 would not be taxable (the remaining aggregate contributions) and $12,000 would be treated as taxable income for the year of the withdrawal, subject to normal income taxes and the 10% premature withdrawal penalty (unless an exception applies).

Taxable withdrawals of dividends and gains from a Roth IRA are treated as ordinary income. Withdrawals of taxable amounts from a Roth IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer-sponsored retirement plans, nor are such withdrawals eligible for capital gains tax treatment.

Amounts withdrawn may be subject to income tax withholding by the trustee unless you elect not to have withholding. See Part Three below for additional information on withholding.

Your receipt of any taxable withdrawal from your Roth IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

The 10% penalty tax for early withdrawal will not apply if any of the following exceptions applies:

 - The withdrawal was a result of your death or disability.

 - The withdrawal is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

   If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to withdraw the remaining amount in your Roth IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2 to the extent they were includible in your taxable income.

 - The withdrawal is used to pay eligible higher education expenses. These are expenses for tuition, fees, books, and supplies required to attend an institution for post-secondary education. Room and board expenses are also eligible for a student attending at least half-time. The student may be you, your spouse, your child or grandchild. However, expenses that are paid for with a scholarship or other educational assistance payment are not eligible expenses.

 - The withdrawal is used to cover eligible first time homebuyer expenses (as described above in the discussion of tax-free withdrawals).

 - The withdrawal does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year).

 - The withdrawal does not exceed the amount you paid for health insurance coverage for yourself, your spouse and de-pendents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

 - Starting in the year 2000 a distribution is made pursuant to an IRS levy to pay overdue taxes.

There is one additional time when the 10% penalty tax may apply. If you convert an amount from a non-Roth IRA to a Roth IRA, and then make a withdrawal that is treated as coming from that converted amount within five years after the conversion, the 10% penalty applies (unless there is an exception). This rule is the one exception to the usual Roth IRA rule that, once the five year requirement is satisfied for one of your Roth IRAs, it is satisfied for all your Roth IRAs.

SEE THE TABLE AT THE END OF THIS PART FOR A SUMMARY OF THE RULES ON WHEN WITHDRAWALS FROM YOUR ROTH IRA WILL BE SUBJECT TO INCOME TAXES OR THE 10% PENALTY TAX.

HOW ARE THE TAX RULES AFFECTED IF I CONVERTED A NON-ROTH IRA TO A ROTH IRA IN 1998?

If you converted a non-Roth IRA to a Roth IRA in 1998 and are spreading the taxable income over the years 1998-2001, and if you make a withdrawal during that period, special rules apply. Consult your tax adviser.

WHAT ABOUT THE 15 PERCENT PENALTY TAX?

The rule imposing a 15% penalty tax on very large withdrawals from tax-favored arrangements (including IRAs, 403(b) arrangements and qualified employer-sponsored plans), or on excess amounts remaining in such tax-favored arrangements at your death, has been repealed. This 15% tax no longer applies.

Two Important Points: First, the trustee will report withdrawals from your Roth IRA to the IRS on Form 1099-R as required and will complete Form 1099-R based on your Roth IRA account with the trustee. However, since all Roth IRAs are considered together when determining the tax treatment of withdrawals, and since you may have other Roth IRAs with other trustees (about which we have no information) you have sole responsibility for correctly reporting withdrawals on your tax return. It is essential that you keep proper records and report the income taxes properly if you have multiple Roth IRAs. Second, the discussion of the tax rules for Roth IRAs in this Disclosure Statement is based upon the best available information. However, there may be changes in pending IRS proposed regulations or further legislation on the requirements for and tax treatment of Roth IRA accounts. Therefore, you should consult your tax adviser for the latest developments or for advice about how maintaining a Roth IRA will affect your personal tax or financial situation.

Note: In order to facilitate proper recordkeeping and tax reporting for your Roth IRA, the service company maintaining certain account records may require you to set up separate Roth IRAs to hold annual contributions and conversion amounts. In addition, the service company may require separate Roth IRAs for conversion amounts from different calendar years. Any such requirement will be noted in the Adoption Agreement for your Roth IRA or in the instructions for opening your Roth IRA.

Also, please see Part Three on page 25, which contains important information applicable to all State Street Bank and Trust Company IRAs.

                      SUMMARY OF TAX RULES FOR WITHDRAWALS

The following table summarizes when income taxes or the 10% premature withdrawal penalty tax will apply to a withdrawal from your Roth IRA. Remember, income taxes or penalties apply or not depending on the type of contribution withdrawn. This is determined under the IRS rules described above, considering all of your Roth IRAs together (including any you may maintain with another trustee or custodian). Therefore, if you have multiple Roth IRAs, the tax treatment of a withdrawal will not necessarily follow from the type of contributions held in the particular Roth IRA account you withdrew from. Also, the income and penalty tax rules for Roth IRA withdrawals are extremely complex; the following table is only a summary and may not cover every possible situation. Consult the IRS or your personal tax adviser if you have a question about your individual situation.

                       QUALIFIED                     NOT A QUALIFIED WITHDRAWAL
                       WITHDRAWAL
---------------------------------------------------------------------------------------
  TYPE OF              (THE REQUIREMENTS     EXCEPTION TO 10%      EXCEPTION TO
  CONTRIBUTION         FOR A QUALIFIED       TAX APPLIES           10% TAX DOES
  WITHDRAWN            WITHDRAWAL ARE        (EXCEPTIONS ARE       NOT APPLY
                       OUTLINED ABOVE)       LISTED ABOVE)
---------------------------------------------------------------------------------------
 - Annual Contribu-    . . . . . . . . .No income or penalty tax on withdrawal. . . . .
   tion Amounts
---------------------------------------------------------------------------------------
 - 1998 Conversion
   Amounts

   Income taxes on      No income or          No income or          No income tax on
   amount converted     penalty tax on        penalty tax on        withdrawal. Penalty
   previously paid      withdrawal.           withdrawal.           tax applies if the
   (in other words,                                                 withdrawal occurs
   either you paid                                                  within 5 years of
   any income taxes                                                 conversion and if
   due on your 1998                                                 the withdrawal is
   tax return, or you                                               treated as
   spread the income                                                consisting of taxa-
   taxes due over                                                   ble amounts
   1998-2001, but                                                   included in the
   have paid them all                                               original con-
   by the time of the                                               version.
   withdrawal)

   Income taxes on      N/A                   Income tax applies    Income and penalty
   amount converted                           to withdrawal to      tax apply to with-
   were spread over                           the extent of         drawal.
   1998-2001 and not                          remaining taxable
   fully paid by the                          amount. No penalty
   time of withdrawal                         tax.
---------------------------------------------------------------------------------------
 - 1999 and Later       No income or          No income or          No income tax on
   Conversion Amounts   penalty tax on        penalty tax on        withdrawal. Penalty
                        withdrawal.           withdrawal.           tax applies to
                                                                    taxable amounts
                                                                    included in the
                                                                    conversion if the
                                                                    withdrawal occurs
                                                                    within 5 years of
                                                                    conversion.
---------------------------------------------------------------------------------------
 - Earnings, Gains or   No income or          Income tax applies.   Income and penalty
   Growth of Account    penalty tax on        No penalty tax.       tax apply.
                        withdrawal.

The table summarizes the tax rules that may apply if you withdraw from your Roth IRA. What happens if you die and your beneficiary wants to make withdrawals from the account? The following is a summary of the rules.

 - First, if you converted from a Traditional IRA to a Roth IRA in 1998, spreading the income taxes due over the 1998-2001 period, and you die before 2001, the deferred income taxes must be recognized and paid with your final income tax return for the year of death. As an exception to this rule, if your surviving spouse is the sole beneficiary of all your Roth IRAs, the spouse can elect to continue spreading the income over the remainder of the 1998-2001 period.

 - Second, if your beneficiary is not your surviving spouse, withdrawals by the beneficiary will be subject to income taxes depending on the type of contribution withdrawn as summarized in the table. However, in determining what type of contribution the beneficiary is withdrawing, any Roth IRAs the beneficiaries owns in his or her own right are not considered (this is an exception to the normal rule that all Roth IRAs are considered together). A beneficiary will not be subject to the 10% premature withdrawal penalty because withdrawals following the original owner's death are an exception to the 10% penalty tax.

 - Third, if your surviving spouse is the beneficiary, the spouse can elect either to receive withdrawals as beneficiary, or to treat your Roth IRA as the spouse's Roth IRA. If the spouse receives withdrawals as a beneficiary, the rules in the preceding paragraph generally apply to the spouse just as to any other beneficiary. If the spouse treats the Roth IRA as the spouse's own, there are a couple of special rules. First, the spouse will be treated as having had a Roth IRA for five years (one of the requirements for tax-free withdrawals) if either your Roth IRA or any of the spouse's Roth IRAs has been in effect for at least five years. Second, withdrawals will be subject to the 10% penalty tax unless an exception applies. Since the spouse has elected to treat your Roth IRA as the spouse's own Roth IRA, the exception for payments following your death will not apply.

PART THREE: RULES FOR ALL IRAS (TRADITIONAL AND ROTH)
----------------------------------------

GENERAL INFORMATION

IRA REQUIREMENTS

All IRAs must meet certain requirements. Contributions generally must be made in cash. The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or collectibles or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

MAY I REVOKE MY IRA?

You may revoke a newly established Traditional or Roth IRA at any time within seven days after the date on which you receive this Disclosure Statement. A Traditional or Roth IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

To revoke your Traditional or Roth IRA, mail or deliver a written notice of revocation to the Trustee at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your Traditional or Roth IRA within the seven-day period, you are entitled to a return of the entire amount you originally contributed into your Traditional or Roth IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.
----------------------------------------

INVESTMENTS

HOW ARE MY IRA CONTRIBUTIONS INVESTED?

You control the investment and reinvestment of contributions to your Traditional or Roth IRA. Investments must be in one or more of the Fund(s) available from time to time as listed in the Adoption Agreement for your Traditional or Roth IRA or in an investment selection form provided with your Adoption Agreement or from the Fund Distributor or Service Company. You direct the investment of your IRA by giving your investment instructions to the Distributor or Service Company for the Fund(s). Since you control the investment of your Traditional or Roth IRA, you are responsible for any losses; neither the Trustee, the Distributor nor the Service Company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your Traditional or Roth IRA will generally be at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after the Distributor or the Service Company (whichever may apply) receives proper investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.

Before making any investment, read carefully the current prospectus for any Fund you are considering as an investment for your Traditional IRA or Roth IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

Because you control the selection of investments for your Traditional or Roth IRA and because mutual fund shares fluctuate in value, the growth in value of your Traditional or Roth IRA cannot be guaranteed or projected.

ARE THERE ANY RESTRICTIONS ON THE USE OF MY IRA ASSETS?

The tax-exempt status of your Traditional or Roth IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. Upon such revocation, your Traditional or Roth IRA is treated as distributing its assets to you. The taxable portion of the amount in your IRA will be subject to income tax (unless, in the case of a Roth IRA, the requirements for a tax-free withdrawal are satisfied). Also, you may be subject to a 10% penalty tax on the taxable amount as a premature withdrawal if you have not yet reached the age of 59 1/2. There may also be prohibited transaction penalty taxes.

Any investment in a collectible (for example, rare stamps) by your Traditional or Roth IRA is treated as a withdrawal; the only exception involves certain types of government-sponsored coins or certain types of precious metal bullion.

WHAT IS A PROHIBITED TRANSACTION?

Generally, a prohibited transaction is any improper use of the assets in your Traditional or Roth IRA. Some examples of prohibited transactions are:

 - Direct or indirect sale or exchange of property between you and your Traditional or Roth IRA.

 - Transfer of any property from your Traditional or Roth IRA to yourself or from yourself to your Traditional or Roth IRA.

Your Traditional or Roth IRA could lose its tax exempt status if you use all or part of your interest in your Traditional or Roth IRA as security for a loan or borrow any money from your Traditional or Roth IRA. Any portion of your Traditional or Roth IRA used as security for a loan will be treated as a distribution in the year in which the money is borrowed. This amount may be taxable and you may also be subject to the 10% premature withdrawal penalty on the taxable amount.
----------------------------------------
FEES AND EXPENSES

TRUSTEE'S FEES

There are no account installation, annual maintenance, termination, rollover, or transfer fees.

 - The Trustee may charge you for its reasonable expenses for other services.

OTHER CHARGES

 - There may be sales or other charges associated with the purchase or redemption of shares of a Fund in which your Traditional IRA or Roth IRA is invested. Before investing, be sure to read carefully the current prospectus of any Fund you are considering as an investment for your Traditional IRA or Roth IRA for a description of applicable charges.
----------------------------------------
TAX MATTERS

WHAT IRA REPORTS DO YOU RECEIVE?

The Plan Administrative Agent, PFPC, will report all withdrawals to the IRS and the recipient on the appropriate form. For reporting purposes, a direct transfer of assets to a successor trustee or custodian is not considered a withdrawal (except for such a transfer that effects a conversion of a Traditional IRA to a Roth IRA, or a recharacterization of a Roth IRA back to a Traditional IRA).

PFPC will report to the IRS the year-end value of your account and the amount of any rollover (including conversions of a Traditional IRA to a Roth IRA) or a regular annual contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless PFPC receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is most important that a contribution between January and April 15th for the prior year be clearly designated as such.

WHAT TAX INFORMATION MUST I REPORT TO THE IRS?

You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution or you take a premature withdrawal that is subject to the 10% penalty tax, or you withdraw less than the minimum amount required from your Traditional IRA. If your beneficiary fails to make required minimum withdrawals from your Traditional or Roth IRA after your death, your beneficiary may be subject to an excise tax and be required to file Form 5329.

For Traditional IRAs, you must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from Traditional IRAs in that year; (3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and (4) the total value of all your Traditional IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

WHICH WITHDRAWALS ARE SUBJECT TO WITHHOLDING?

ROTH IRA

Federal income tax may be withheld at a flat rate of 10% of any taxable withdrawal from your Roth IRA, unless you elect not to have tax withheld. Withdrawals from a Roth IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

TRADITIONAL IRA

Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your Traditional IRA, unless you elect not to have tax withheld. Withdrawals from a Traditional IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

ACCOUNT TERMINATION

You may terminate your Traditional IRA or Roth IRA at any time after its establishment by sending a completed withdrawal form (or other withdrawal instructions in a form acceptable to the Trustee), or a transfer authorization form, to:

LONGLEAF PARTNERS FUNDS
P.O. Box 9694
Providence, RI 02940-9694

Your Traditional IRA or Roth IRA with State Street Bank will terminate upon the first to occur of the following:

 - The date your properly executed withdrawal form or instructions (as described above) withdrawing your total Traditional IRA or Roth IRA balance is received and accepted by the Trustee or, if later, the termination date specified in the withdrawal form.

 - The date the Traditional IRA or Roth IRA ceases to qualify under the tax code. This will be deemed a termination.

 - The transfer of the Traditional IRA or Roth IRA to another trustee/custodian.

 - The rollover of the amounts in the Traditional IRA or Roth IRA to another trustee/custodian.

Any outstanding fees must be received prior to such a termination of your account.

The amount you receive from your IRA upon termination of the account will be treated as a withdrawal, and thus the rules relating to Traditional IRA or Roth IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 59 1/2, the 10% early withdrawal penalty may apply to the taxable amount you receive.

IRA DOCUMENTS

TRADITIONAL IRA

The terms contained in Articles I to VII of Part One of the State Street Bank and Trust Company Universal Individual Retirement Trust Account document have been promulgated by the IRS in Form 5305 for use in establishing a Traditional IRA Trust Account that meets the requirements of Code Section 408(a) for a valid Traditional IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Traditional IRA or of any investment permitted by the Traditional IRA.

ROTH IRA

The terms contained in Articles I to VII of Part Two of the State Street Bank and Trust Company Universal Individual Retirement Account Trust Agreement have been promulgated by the IRS in Form 5305-R for use in establishing a Roth IRA Trust Account that meets the requirements of Code Section 408A for a valid Roth IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Roth IRA or of any investment permitted by the Roth IRA.

Based on our legal advice relating to current tax laws and IRS meetings, State Street Bank believes that the use of a Universal Individual Retirement Account Information Kit such as this, containing information and documents for both a Traditional IRA or a Roth IRA, will be acceptable to the IRS. However, if the IRS makes a ruling, or if Congress enacts legislation, regarding the use of different documentation, State Street Bank will forward to you new documentation for your Traditional IRA or a Roth IRA (as appropriate) for you to read and, if necessary, an appropriate new Adoption Agreement to sign. By adopting a Traditional IRA or a Roth IRA using these materials, you acknowledge this possibility and agree to this procedure if necessary. In all cases, to the extent permitted State Street Bank will treat your IRA as being opened on the date your account was opened using the Adoption Agreement in this Kit.

ADDITIONAL INFORMATION

For additional information you may write to the following address or call the following telephone number.

Longleaf Partners Funds
P. O. Box 9694
Providence, RI 02940-9694
(800) 445-9469

STATE STREET BANK AND
TRUST COMPANY UNIVERSAL
INDIVIDUAL RETIREMENT
ACCOUNT TRUST
AGREEMENT

PART ONE: PROVISIONS
APPLICABLE TO
TRADITIONAL IRAS

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305 (Rev. January 1998) for use in establishing an individual retirement trust account.

ARTICLE I.

The Trustee may accept additional cash contributions on behalf of the Grantor for a tax year of the Grantor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

ARTICLE II.

The Grantor's interest in the balance in the trust account is nonforfeitable.

ARTICLE III.

 1. No part of the trust funds may be invested in life insurance contracts, nor may the assets of the trust account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

 2. No part of the trust funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold, silver and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE IV.

 1. Notwithstanding any provisions of this agreement to the contrary, the distribution of the Grantor's interest in the trust account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

 2. Unless otherwise elected by the time distributions are required to begin to the Grantor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Grantor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

 3. The Grantor's entire interest in the trust account must be, or begin to be, distributed by the Grantor's required beginning date, the April 1 following the calendar year end in which the Grantor reaches age 70 1/2. By that date, the Grantor may elect, in a manner acceptable to the Trustee, to have the balance in the trust account distributed in:

 (a) A single-sum payment.

 (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Grantor.

 (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Grantor and his or her designated beneficiary.

 (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Grantor's life expectancy.

 (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Grantor and his or her designated beneficiary.

 4. If the Grantor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

 (a) If the Grantor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

 (b) If the Grantor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Grantor or, if the Grantor has not so elected, at the election of the beneficiary or ben-eficiaries, either

 (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Grantor's death, or

 (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Grantor's death. If, however, the beneficiary is the Grantor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Grantor would have reached age 70 1/2.

 (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Grantor's required beginning date, even though payments may actually have been made before that date.

 (d) If the Grantor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

  5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Grantor's entire interest in the trust account as of the close of business on December 31 of the preceding year by the life expectancy of the Grantor (or the joint life and last survivor expectancy of the Grantor and the Grantor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Grantor and designated beneficiary as of their birthdays in the year the Grantor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

  6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V.

1. The Grantor agrees to provide the Trustee with information necessary for the Trustee to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The Trustee agrees to submit reports to the Internal Revenue Service and the Grantor as prescribed by the Internal Revenue Service.

ARTICLE VI.

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

ARTICLE VII.

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Retirement Account Application.

PART TWO: PROVISIONS
APPLICABLE TO ROTH IRAS

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-R (January 1998) for use in establishing a Roth Individual Retirement Trust Account.

ARTICLE I

  1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Trustee will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Grantor.

  2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

ARTICLE IA

The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Grantor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Grantor who files jointly, between AGI of $150,000 and $160,000; and for a married Grantor who files separately, between $0 and $10,000. In case of a conversion, the Trustee will not accept IRA Conversion Contributions in a tax year if the Grantor's AGI for that tax year exceeds $100,000 or if the Grantor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

ARTICLE II

The Grantor's interest in the balance in the trust account is nonforfeitable.

ARTICLE III

  1. No part of the trust funds may be invested in life insurance contracts, nor may the assets of the trust account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

  2. No part of the trust funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE IV

  1. If the Grantor dies before his or her entire interest is distributed to him or her and the Grantor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Grantor or, if the Grantor has not so elected, at the election of the beneficiary or beneficiaries, either:

 (a) Be distributed by December 31 of the year containing the fifth anniversary of the Grantor's death, or

 (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Grantor's death.

If distributions do not begin by the date described in (b), distribution method
(a) will apply.

  2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the Grantor's entire interest in the trust account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

  3. If the Grantor's spouse is the sole beneficiary on the Grantor's date of death, such spouse will then be treated as the Grantor.

ARTICLE V

  1. The Grantor agrees to provide the Trustee with information necessary for the Trustee to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

  2. The Trustee agrees to submit reports to the Internal Revenue Service and the Grantor as prescribed by the Internal Revenue Service.

ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

ARTICLE VII.

This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

PART THREE: PROVISIONS
APPLICABLE TO BOTH TRADITIONAL
IRAS AND ROTH IRAS

ARTICLE VIII.

   1. As used in this Article VIII the following terms have the following meanings:

      "Account" or "Trust Account" means the individual retirement account established using the terms of either Part One or Part Two and, in either event, Part Three of this State Street Bank and Trust Company Universal Individual Retirement Account Trust Agreement and the Retirement Account Application signed by the Grantor. The Account may be a Traditional Individual Retirement Account or a Roth Individual Retirement Account, as specified by the Grantor. See Section 24 below.

      "Trustee" means State Street Bank and Trust Company.

      "Fund" means any registered investment company which is advised, sponsored or distributed by Sponsor; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Grantor's residence.

      "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).

      In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

      "Service Company" means the Plan Administrative Agent, which is PFPC, Inc.

      In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

      "Sponsor" means Longleaf Partners Funds Trust.

   2. The Grantor may revoke the Trust Account established hereunder by mailing or delivering a written notice of revocation to the Trustee within seven days after the Grantor receives the Disclosure Statement related to the Trust Account. Mailed notice is treated as given to the Trustee on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Grantor's initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.

      The Grantor may certify in the Retirement Account Application that the Grantor received the Disclosure Statement related to the Trust Account at least seven days before the Grantor signed the Retirement Account Application to establish the Trust Account, and the Trustee may rely upon such certification.

   3. All contributions to the Trust Account shall be invested and reinvested in full and fractional shares of one or more Funds. All such shares shall be issued and accounted for as book entry shares, and no physical shares or share certificate will be issued. Such investments shall be made in such proportions and/or in such amounts as Grantor from time to time in the Retirement Account Application or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.

      The Service Company shall be responsible for promptly transmitting all investment directions by the Grantor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Grantor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Grantor, or will be held uninvested (or invested in a money market fund if available) pending clarification or completion by the Grantor, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Grantor with respect to the sale or purchase of shares of one or more Funds for the Trust Account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Grantor.

      All investment directions by Grantor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

      All dividends and capital gains or other distributions received on the shares of any Fund held in the Grantor's Account shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).

   4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Grantor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Grantor's Account for shares and fractional shares of one or more other Funds. The Grantor shall give such directions by written or telephonic notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article VIII).

   5. Any purchase or redemption of shares of a Fund for or from the Grantor's Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Grantor's investment directions to the transfer agent for the Fund(s).

      Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Grantor's Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

   6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Grantor's Trust Account. Any account maintained in connection herewith shall be in the name of the Trustee for the benefit of the Grantor. All assets of the Trust Account shall be registered in the name of the Trustee or of a suitable nominee. The books and records of the Trustee shall show that all such investments are part of the Trust Account.

      The Trustee shall maintain or cause to be maintained adequate records reflecting transactions of the Trust Account. In the discretion of the Trustee, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Trustee's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Trustee with any information the Trustee requires to carry out the Trustee's recordkeeping responsibilities.

   7. Neither the Trustee nor any other party providing services to the Trust Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Grantor's Trust Account, nor shall such parties be liable for any loss or diminution in value which results from Grantor's exercise of investment control over his Trust Account. Grantor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Trust Account, and neither Trustee nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Trust Account.

   8. The Grantor may in writing appoint an investment adviser with respect to the Trust Account on a form acceptable to the Trustee and the Service Company. The investment adviser's appointment will be in effect until written notice to the contrary is received by the Trustee and the Service Company. While an investment adviser's appointment is in effect, the investment adviser may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Grantor.

      The Grantor's appointment of any investment adviser will also be deemed to be instructions to the Trustee and the Service Company to pay such investment adviser's fees to the investment adviser from the Trust Account hereunder without additional authorization by the Grantor or the Trustee.

   9. (a) Distribution of the assets of the Trust Account shall be made at such time and in such form as Grantor (or the Beneficiary if Grantor is deceased) shall elect by written order to the Trustee. Grantor acknowledges that any distribution of a taxable amount from the Trust Account (except for distribution on account of Grantor's disability or death, return of an "excess contribution" referred to in Code Section 4973, or a "rollover" from this Trust Account) made earlier than age
      59 1/2 may subject Grantor to an "additional tax on early distributions" under Code Section 72(t) unless an exception to such additional tax is applicable. For that purpose, Grantor will be considered disabled if Grantor can prove, as provided in Code Section 72(m)(7), that Grantor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. It is the responsibility of the Grantor (or the Beneficiary) by appropriate distribution instructions to the Trustee to insure that any applicable distribution requirements of Code Section 401(a)(9) and Article IV above are met. If the Grantor (or Beneficiary) does not direct the Trustee to make distributions from the Trust Account by the time that such distributions are required to commence in accordance with such distribution requirements, the Trustee (and Service Company) shall assume that the Grantor (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Grantor (or Beneficiary) and the Trustee and Service Company shall be fully protected in so doing. The Grantor (or the Grantor's surviving spouse) may elect to comply with the distribution requirements in Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Grantor and/or the Grantor's surviving spouse, as applicable, will not be recalculated; any such election may be in such form as the Grantor (or surviving spouse) provides (including the calculation of minimum distribution amounts in accordance with a method that does not provide for recalculation of the life expectancy of one or both of the Grantor and surviving spouse and instructions for withdrawals to the Trustee in accordance with such method). Notwithstanding any other provision of Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin, life expectancies shall not be recalculated.

 (b) The Grantor acknowledges (i) that any withdrawal from the Trust Account will be reported by the Trustee in accordance with applicable IRS requirements (currently, on Form 1099-R), (ii) that the information reported by the Trustee will be based on the amounts in the Trust Account and will not reflect any other individual retirement accounts the Grantor may own and that, consequently, the tax treatment of the withdrawal may be different than if the Grantor had no other individual retirement accounts, and (iii) that, accordingly, it is the responsibility of the Grantor to maintain appropriate records so that the Grantor (or other person ordering the distribution) can correctly compute all taxes due. Neither the Trustee nor any other party providing services to the Trust Account assumes any responsibility for the tax treatment of any distribution from the Trust Account; such responsibility rests solely with the person ordering the distribution.

  10. The Trustee assumes (and shall have) no responsibility to make any distribution except upon the written order of Grantor (or Beneficiary if Grantor is deceased) containing such information as the Trustee may reasonably request. Also, before making any distribution or honoring any assignment of the Trust Account, Trustee shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Trustee, but Trustee shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Trustee has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Trustee's records, and such distribution shall to the extent thereof completely discharge the Trustee's liability for such payment.

   11. (a) The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Trustee for use in connection with the Trust Account, signed by the designating person, and filed with the Trustee. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire Trust Account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the Trust Account not disposed of by the designation form. The form last accepted by the Trustee before such distribution is to commence, provided it was received by the Trustee (or deposited in the U.S. Mail or with a reputable delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the Trust Account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Grantor during his/her lifetime; after Grantor's death, it also means Grantor's spouse, but only if the spouse elects to treat the Trust Account as the spouse's own Trust Account in accordance with applicable provisions of the Code.

 (b) When and after distributions from the Trust Account to Grantor's Beneficiary commence, all rights and obligations assigned to Grantor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Grantor.

 (c) Notwithstanding Section 3 of Article IV of Part Two above, if the Grantor's spouse is the sole Beneficiary on the Grantor's date of death, the spouse will not be treated as the Grantor if the spouse elects not to be so treated. In such event, the Trust Account will be distributed in accordance with the other provisions of such Article IV, except that distributions to the Grantor's spouse are not required to commence until December 31 of the year in which the Grantor would have turned age 70 1/2.

  12. (a) The Grantor agrees to provide information to the Trustee at such time and in such manner as may be necessary for the Trustee to prepare any reports required under Section 408(i) or Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.

 (b) The Trustee or the Service Company will submit reports to the Internal Revenue Service and the Grantor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

 (c) The Grantor, Trustee and Service Company shall furnish to each other such information relevant to the Trust Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Trust Account.

 (d) The Grantor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Trustee nor Service Company shall have any duty to advise Grantor concerning or monitor Grantor's compliance with such requirement.

  13. (a) Grantor retains the right to amend this Trust Account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Trustee by registered or certified mail, unless Trustee waives notice as to such amendment. If the Trustee does not wish to continue serving as such under this Trust Account document as so amended, it may resign in accordance with Section 17 below.

 (b) Grantor delegates to the Trustee the Grantor's right so to amend, provided
     (i) the Trustee does not change the investments available under this Trust Agreement and (ii) the Trustee amends in the same manner all agreements comparable to this one, having the same Trustee, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Trustee in order to conform this Trust Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Trustee. Such an amendment by the Trustee shall be communicated in writing to Grantor, and Grantor shall be deemed to have consented thereto unless, within 30 days after such communication to Grantor is mailed, Grantor either (i) gives Trustee a written order for a complete distribution or transfer of the Trust Account, or (ii) removes the Trustee and appoints a successor under Section 17 below.

     Pending the adoption of any amendment necessary or desirable to conform this Trust Account document to the requirements of any amendment to any applicable provision of the Internal Revenue Code or regulations or rulings thereunder, the Trustee and the Service Company may operate the Grantor's Trust Account in accordance with such requirements to the extent that the Trustee and/or the Service Company deem necessary to preserve the tax benefits of the Account.

 (c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Trustee without its prior written consent.

 (d) This Section 13 shall not be construed to restrict the Trustee's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

  14. (a) Trustee shall terminate the Trust Account if this Agreement is terminated or if, within 30 days (or such longer time as Trustee may agree) after resignation or removal of Trustee under Section 17, Grantor or Sponsor, as the case may be, has not appointed a successor which has accepted such appointment. Termination of the Trust Account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Grantor, subject to Trustee's right to reserve funds as provided in Section 17.

 (b) Upon termination of the Trust Account, this trust account document shall have no further force and effect (except for Sections 15(f), 17(b) and (c) hereof which shall survive the termination of the Trust Account and this document), and Trustee shall be relieved from all further liability hereunder or with respect to the Trust Account and all assets thereof so distributed.

  15. (a) In its discretion, the Trustee may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Trust Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the Trustee under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party.

 (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Grantor and for dealing with or for-warding the same to the transfer agent for the Fund(s).

 (c) The parties do not intend to confer any fiduciary duties on Trustee or Service Company (or any other party providing services to the Trust Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or tax treatment of any contribution to the Trust Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts), tax treatment or propriety of any distribution hereunder, which matters are the sole responsibility of Grantor and Grantor's Beneficiary.

 (d) Not later than 60 days after the close of each calendar year (or after the Trustee's resignation or removal), the Trustee or Service Company shall file with Grantor a written report or reports reflecting the transactions effected by it during such period and the assets of the Trust Account at its close. Upon the expiration of 60 days after such a report is sent to Grantor (or Beneficiary), the Trustee or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Grantor shall have filed written objections with the Trustee or Service Company within such 60 day period.

 (e) The Service Company shall deliver, or cause to be delivered, to Grantor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the Trust Account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Grantor.

 (f) Grantor shall always fully indemnify Service Company, Distributor, the Fund(s), Sponsor and Trustee and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company's, Distributor's, Fund's, Sponsor's or Trustee's bad faith, gross negligence or willful misconduct, (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 10, or (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Trustee shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Grantor, and unless fully indemnified for so doing to that party's satisfaction.

 (g) The Trustee and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

 (h) The Trustee and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Grantor or Beneficiary, or any investment adviser appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Trustee will carry out the requirements of any apparently valid court order relating to the Trust Account and will incur no liability or responsibility for so doing.

  16. (a) The Trustee, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Adoption Agreement or Disclosure Statement, as applicable. The Trustee may substitute a different fee schedule at any time upon 30 days' written notice to Grantor. The Trustee shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Grantor.

 (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Trust Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Trustee in the performance of its duties (including fees for legal services rendered to it in connection with the Trust Account) shall be charged to the Trust Account. If the Trustee is required to pay any such amount, the Grantor (or Beneficiary) shall promptly upon notice thereof reimburse the Trustee.

 (c) All such fees and taxes and other administrative expenses charged to the Trust Account shall be collected either from the amount of any contribution or distribution to or from the Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Trust Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Trustee or Service Company may make demand upon the Grantor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

  17. (a) Upon 30 days' prior written notice to the Trustee, Grantor or Sponsor, as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor trustee and shall be accompanied by the successor's written acceptance. The Trustee also may at any time resign upon 30 days' prior written notice to Sponsor, whereupon the Sponsor shall notify the Grantor (or Beneficiary) and shall appoint a successor to the Trustee. In connection with its resignation hereunder, the Trustee may, but is not required to, designate a successor trustee by written notice to the Sponsor or Grantor (or Beneficiary), and the Sponsor or Grantor (or Beneficiary) will be deemed to have consented to such successor unless the Sponsor or Grantor (or Beneficiary) designates a different successor trustee and provides written notice thereof together with such a different successor's written acceptance by such date as the Trustee specifies in its original notice to the Sponsor or Grantor (or Beneficiary) (provided that the Sponsor or Grantor (or Beneficiary) will have a minimum of 30 days to designate a different successor).

 (b) The successor trustee shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Trustee of written acceptance by its successor of such successor's appointment, Trustee shall transfer and pay over to such successor the assets of the Trust Account and all records (or copies thereof) of Trustee pertaining thereto, provided that the successor trustee agrees not to dispose of any such records without the Trustee's consent. Trustee is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the

     Trust Account or on or against the Trustee, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor trustee.

 (c) Any Trustee shall not be liable for the acts or omissions of its predecessor or its successor.

  18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

  19. Except where otherwise specifically required in this Agreement, any notice from Trustee to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Trustee's records.

  20. Grantor or Grantor's Beneficiary shall not have the right or power to anticipate any part of the Trust Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Trust Account shall not be liable for the debts of Grantor or Grantor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Trust Account to be used for or diverted to purposes other than for the exclusive benefit of the Grantor or his/her Beneficiary except to the extent required by law.

  21. When accepted by the Trustee, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Trustee are located. Any action involving the Trustee brought by any other party must be brought in a state or federal court in such state.

      If in the Retirement Account Application, Grantor designates that the Trust Account is a Traditional IRA, this Agreement is intended to qualify under Code Section 408(a) as an individual retirement Trust Account and to entitle Grantor to the retirement savings deduction under Code Section 219 if available. If in the Retirement Account Application Grantor designates that the Trust Account is a Roth IRA, this Agreement is intended to qualify under Code Section 408A as a Roth individual retirement Trust Account and to entitle Grantor to the tax-free withdrawal of amounts from the Trust Account to the extent permitted in such Code section.

      If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in whichever of the two preceding sentences is applicable.

      However, the Trustee shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Grantor is referred to Grantor's attorney for any such assurances.

  22. Grantor should seek advice from Grantor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Trust Account, and ordering Trustee to make distributions from the Account. Grantor acknowledges that Trustee and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

  23. If any provision of any document governing the Trust Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the Trustee, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.

  24. The legal documents governing the Trust Account are as follows:

 (a) If in the Retirement Account Application the Grantor designated the Trust Account as a Traditional IRA under Code Section 408(a), the provisions of Part One and Part Three of this Agreement and the provisions of the Retirement Account Application are the legal documents governing the Grantor's Trust Account.

 (b) If in the Retirement Account Application the Grantor designated the Trust Account as a Roth IRA under Code Section 408A, the provisions of Part Two and Part Three of this Agreement and the provisions of the Retirement Account Application are the legal documents governing the Grantor's Trust Account.

 (c) In the Retirement Account Application the Grantor must designate the Trustee Account as either a Roth IRA or a Traditional IRA, and a separate account will be established for such IRA. One Trust Account may not serve as a Roth IRA and a Traditional IRA (through the use of subaccounts or otherwise).

 (d) The Grantor acknowledges that the Service Company may require the establishment of different Roth IRA accounts to hold annual contributions under Code Section 408A(c)(2) and to hold conversion amounts under Code
     Section 408A(c)(3)(B). The Service Company may also require the establishment of different Roth IRA accounts to hold amounts converted in different calendar years. If the Service Company does not require such separate account treatment, the Grantor may make annual contributions and conversion contributions to the same account.

  25. Articles I through VII of Part One of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305, the Trustee will amend this Agreement correspondingly.

      Articles I through VII of Part Two of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-R. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-R, the Trustee will amend this Agreement correspondingly.

      The Internal Revenue Service has endorsed the use of documentation permitting a Grantor to establish either a Traditional IRA or Roth IRA (but not both using a single Retirement Account Application), and this Kit complies with the requirements of the IRS guidance for such use. If the Internal Revenue Service subsequently determines that such an approach is not permissible, or that the use of a "combined" Adoption Agreement does not establish a valid Traditional IRA or a Roth IRA (as the case may be), the Trustee will furnish the Grantor with replacement documents and the Grantor will if necessary sign such replacement documents. Grantor acknowledges and agrees to such procedures and to cooperate with Trustee to preserve the intended tax treatment of the Account.

  26. If the Grantor maintains an Individual Retirement Account under Code section 408(a), Grantor may convert or transfer such other IRA to a Roth IRA under Code section 408A using the terms of this Agreement and the Retirement Account Application by completing and executing the Retirement Account Application and giving suitable directions to the Trustee and the trustee or custodian of such other IRA. Alternatively, the Grantor may convert or transfer such other IRA to a Roth IRA by use of a reply card or by telephonic, computer or electronic means in accordance with procedures adopted by the Trustee or Service Company intended to meet the requirements of Code section 408A, and the Grantor will be deemed to have executed the Retirement Account Application and adopted the provisions of this Agreement and the Retirement Account Application in accordance with such procedures.

      In accordance with the requirements of Code Section 408A(d)(6) and regulations thereunder, the Grantor may recharacterize a contribution to a Traditional IRA as a contribution to a Roth IRA, or may recharacterize a contribution to a Roth IRA as a contribution to a Traditional IRA. The Grantor agrees to observe any limitations imposed by the Service Company on the number of such transactions in any year (or any such limitations or other restrictions that may be imposed by the Service Company or the IRS).

  27. The Grantor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Grantor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Retirement Account Application is correct.

                            Longleaf Partners Funds
                                    c/o PFPC
                                 P.O. Box 9694
                           Providence, RI 02940-9694
                                 (800) 445-9469

(LOGO)                      LONGLEAF PARTNERS FUNDS
                       Complete this form and return to:
 PFPC Attn: Longleaf Partners Funds, P.O. Box 9694, Providence, RI 02940-9694.
                                 (800) 445-9469

IRA TRANSFER & CONVERSION FORM

1. CURRENT TRUSTEE
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Name of Present Trustee/Trustee                                 Telephone No.

--------------------------------------------------------------------------------
Account Number                                       Mutual Fund (if applicable)

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Street or P.O. Box

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City, State, Zip Code

2. AMOUNT

___ I have established a new IRA account with Longleaf Partners Funds.
___ I have an existing IRA account with Longleaf Partners Funds.
   Please include your existing fund and account #

   ---------------------------------------------------

Please transfer the assets (cash only) indicated below to State Street Bank and Trust Company as successor trustee.

___ All Assets

___ A portion of assets totaling $ _______ only

3. INITIATE TRANSFER
Please transfer the amount indicated above:

___ At maturity date of    /   /

___ Immediately (I am aware of any penalties)

4. WITHHOLDING (for Roth Conversions only)

I ___ DO NOT want withholding taken from my conversion.

I ___ DO want withholding taken from my conversion.

Please withhold ___% or $_______ from my conversion.
       (Unless otherwise indicated tax will be withheld at a rate of 10%)

5. ACCOUNT TYPE (Check One)
The amounts transferred will be a:
                                                                MINIMUM PER FUND
                                                                ----------------
___ Transfer from a Regular IRA                                      $10,000

___ Rollover from Qualified Employer Plan                             10,000

___ Convert a Regular IRA to a Roth IRA                               10,000

___ Transfer from a Roth Conversion IRA                               10,000
   Year of Initial Conversion. _________________

___ Transfer from Roth Contribution IRA                               10,000
   Year of Initial Contribution. _______________

___ SEP IRA                                                           10,000

6. FUNDS                                             (See minimums in Section 5)

PARTNERS FUND.............  $                                 %
                            ------------------   -------------

INTERNATIONAL FUND........  $                                 %
                            ------------------   -------------

REALTY FUND...............  $                                 %
                            ------------------   -------------

SMALL-CAP FUND............  $                                 %
                            ------------------   -------------
(Closed to New Investors)

7. ACCOUNT OWNER

                                                                (   )
--------------------------------------------------------------------------------
Owner's Name                                                   Daytime Phone No.

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Street or P.O. Box

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City, State, Zip Code

8. SIGNATURE

I certify that I have established an IRA Account with Longleaf Partners Funds meeting the requirements of the Internal Revenue Code and certify that the IRA assets being transferred meet those same requirements.

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Owner's Signature                                                           Date

9. SIGNATURE GUARANTEE (if required by current trustee)

                                                               GUARANTOR'S STAMP
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Name of Institution

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Signature of Authorized Officer                                          Date

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                          TO: THE ABOVE NAMED TRUSTEE:
                           (TO BE COMPLETED BY PFPC)

State Street Bank accepts its appointment as trustee for the above account. Please forward a check, as directed above, payable to:

Longleaf Partners Funds, FBO ______________________________________
Reference No.  _________ (please include this number on your check)

State Street Bank & Trust Company
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Authorized Signature

Please mail to: LONGLEAF PARTNERS FUNDS
             PO Box 9694
             Providence, RI 02940-9694



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(LOGO)                      LONGLEAF PARTNERS FUNDS
 Send completed application along with your check payable to Longleaf Partners
                      Funds, or transfer instructions to:
 PFPC, Attn: Longleaf Partners Funds, P.O. Box 9694, Providence, RI 02940-9694.
                                 (800) 445-9469

RETIREMENT ACCOUNT APPLICATION

1. APPLICANT

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Owner's Name (First, Initial, Last)

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Social Security Number                                 Date of Birth (mo/day/yr)

2. MAILING ADDRESS

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Street or P. O. Box

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City, State, Zip Code

(       )
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Day Time Telephone No.

3. ACCOUNT TYPE (CHECK ONE)

                                                                MINIMUM PER FUND
                                                                ----------------
___ Transfer from a Regular IRA                                      $10,000

___ Rollover from Qualified Employer Plan                             10,000

___ Convert Regular IRA to Roth IRA                                   10,000

___ Transfer from a Roth Conversion IRA                               10,000
   Year of Initial Conversion. ____________________

___ Transfer from a Roth Contribution IRA                             10,000
   Year of Initial Contribution. __________________

___ SEP IRA                                                           10,000

4. FUND: (Above minimums are for EACH Fund)

PARTNERS FUND..............  $                              %
                             ------------------   ----------

INTERNATIONAL FUND.........  $                              %
                             ------------------   ----------

REALTY FUND................  $                              %
                             ------------------   ----------

SMALL-CAP FUND.............  $                              %
                             ------------------   ----------
(Closed to New Investors)

TOTAL INVESTMENT...........  $                       100%
                             ------------------   ----------

5. BENEFICIARIES

I designate the individual(s) named below as the beneficiaries of this IRA. I understand that I may change or add beneficiaries at any time by written notice. If I am not survived by any beneficiary, my beneficiary shall be my estate.

PRIMARY BENEFICIARY (1)

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Name

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Social Security No.                                             Date of Birth

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Relationship                                                      % of assets

PRIMARY BENEFICIARY (2)

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Name

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Social Security No.                                             Date of Birth

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Relationship                                                      % of assets

SECONDARY BENEFICIARY (1)

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Name

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Social Security No.                                             Date of Birth

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Relationship                                                      % of assets

SECONDARY BENEFICIARY (2)

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Name

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Social Security No.                                             Date of Birth

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Relationship                                                      % of assets

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6. SPOUSAL CONSENT TO BENEFICIARY DESIGNATION

(This section should be reviewed if the account holder is married, is a resident of a community property or marital property state, and designates a beneficiary other than the spouse. It is the account holder's responsibility to determine if this section applies. The account holder may need to consult with legal counsel. Neither the Trustee nor the Sponsor is liable for any consequences resulting from a failure of the account holder to provide proper spousal consent.)

I am the spouse of the above named account holder. I acknowledge that I have received a full and reasonable disclosure of my spouse's property and financial obligations. Due to any possible consequences of giving up my community property interest in this IRA, I have been advised to see a tax professional or legal advisor.

I hereby consent to the beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequence that may result. No tax or legal advice was given to me by the Trustee or Sponsor.

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Signature of Spouse                                                         Date

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Signature of Witness (other than account holder)                            Date

7. INSTRUCTIONS

I. Designate the amounts to be invested in each Fund.

II. The investment minimum of $10,000 per fund account must be satisfied by transferring or converting assets from another
       IRA.

III. Please send this application and the transfer form or a check to the address on the front of this form.

8. DUPLICATE SHAREHOLDER STATEMENTS

Complete only if you would like the person named below to receive copies of your account statements.

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Name (First, Initial, Last)

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Company Name

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Street or P.O. Box Number

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City, State, Zip Code

9. TELEPHONE EXCHANGE ($100,000 Maximum)

Exchanges can be made only between Longleaf accounts that have the same registration. You may decline this option by checking the box below.

--- I do NOT want telephone exchange privileges.
10. SIGNATURE

BY SIGNING BELOW I:

(1) establish an Individual Retirement Account pursuant to the Internal Revenue Code of 1986, as amended, and in accordance with all the terms of the Trust Agreement on Form 5305 or 5305-R; (2) certify that all contributions to the IRA meet the requirements of the code governing such contributions; (3) appoint State Street Bank and Trust, or its successor as trustee on the account; (4) agree that I have received, read, accept, and specifically incorporate herein the Trust Agreement on Form 5305 or 5305-R and the IRA Disclosure Statement; (5) agree to promptly give instructions to the trustee necessary to enable the trustee to carry out its duties under the Trust Agreement; and (6) agree that I have received and read the prospectus for the investment(s) selected and understand its terms, as amended from time to time, are incorporated in this application by reference and that this account will be subject to the Trust Agreement as amended from time to time.

I acknowledge that any amount converted from a Regular IRA to a Roth IRA will be treated as taxable income for federal income tax purposes. If a rollover from a Roth IRA, I certify that information given is correct.

I authorize the Fund to act upon instructions believed to be genuine and in accordance with the procedures described in the prospectus for this account and any account into which exchanges are made. I agree that neither the Funds, the Plan Administrative Agent, nor State Street Bank and Trust will be liable for any loss, cost, or expense for acting on instructions, provided such entities employ reasonable procedures to confirm that such instructions are genuine.

I CERTIFY THAT THE TAXPAYER IDENTIFICATION NUMBER SHOWN ON THIS APPLICATION IS CORRECT.

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Signature of Applicant                                                      Date

TRUSTEE ACCEPTANCE. State Street Bank and Trust Company will accept appointment as Trustee of the Grantor's Account. However, this Agreement is not binding upon the Trustee until the Grantor has received a statement confirming the initial transaction for the Account. Receipt by the Grantor of a confirmation of the purchase of the Fund shares indicated above will serve as notification of State Street Bank's acceptance of appointment as Trustee of the Account.

State Street Bank and Trust Company
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Signature of Trustee

                  PROSPECT I.D. NUMBER (For Internal Use Only)